UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RARE ELEMENT RESOURCES LTD.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual Meeting of Shareholders

and

Management Information and Proxy Circular

RARE ELEMENT RESOURCES LTD.

P.O. Box 271049

Littleton, Colorado 80127

Dear Shareholder:

Over the last few years, there has been growing awareness of the risks represented by China’s monopoly on the rare earth industry because of the importance of rare earth elements (“REE”) in evolving technologies, especially those critical to the United States national security needs and carbon reduction goals. This issue is the driving factor in our mission to become the cornerstone of a domestic rare earth supply chain.

In 2023, Rare Element Resources Ltd. (“we,” “us,” “our” or the “Company”) successfully navigated the steps necessary for construction on our demonstration-scale rare earth separation and extraction plant in Upton, Wyoming, that will incorporate our proprietary REE recovery and separation technology (the “Demonstration Plant” or the “Plant”). The Demonstration Plant is expected to generate the operational and economic data necessary for further optimization of the technology to inform the design of a commercial-scale plant. With the General Atomics-led consortium, a technology leader whose affiliate Synchron is the majority shareholder in the Company, we completed detailed engineering and acquired the necessary licenses and permits to begin construction in December 2023. The Company expects plant operations to commence in the third quarter of 2024 utilizing previously stockpiled materials from the Bear Lodge Rare Earth Element Project (the “Bear Lodge REE Project” or the “Project”), which will be processed and separated into targeted rare earth products. Once commissioning is completed, the Plant is expected to operate for up to twelve months.

To support the engineering, construction and operation of the Demonstration Plant, a $21.9 million financial award was secured from the U.S. Department of Energy (the “DOE”) Office of Energy Efficiency and Renewable Energy in late 2021. This amount represented approximately one half of the Demonstration Plant’s original budget of approximately $44 million. In June 2023, the Company completed a funding agreement for a $4.4 million grant from the Wyoming Energy Authority (“WEA”) to be used toward its portion of the costs of the Demonstration Plant.

In July 2023, the U.S. Nuclear Regulatory Commission completed its review and issued a Source Material License, which allows the processing of the material previously stockpiled from the Bear Lodge REE Project at the Plant. Then, in November 2023, the DOE finalized its National Environmental Policy Act (“NEPA”) review, completing the federal permitting process required prior to construction of the Demonstration Plant.

In December 2023, we received the DOE’s Project Continuation Notice following its approval of the initial Demonstration Plant construction budget. This approval, in conjunction with the completion of the DOE’s NEPA review, allowed us to immediately begin onsite construction of the Demonstration Plant. To expedite time to start-up, a two-track approach was used with onsite infrastructure and existing building refurbishment occurring at the same time that an off-site integrator was assembling equipment skids for delivery to the site, fully factory-tested and ready for installation. The first equipment skid arrived onsite at the beginning of May 2024.

Given cost increases due to the extraordinary inflationary pressures since the original budget was developed in 2021 as well as certain design upgrades, the projected total cost of the Demonstration Plant has risen. A revised overall project budget, of approximately $53.6 million, reflecting updated anticipated costs, was provided to the DOE in May 2024 and is pending approval, including a decision as to DOE’s commitment of cost-share funding above the previously agreed upon commitment in 2021.

In the first quarter of 2024, the Company successfully completed an oversubscribed rights offering of common shares that generated approximately $35.8 million in gross proceeds. The Company will utilize proceeds from the rights offering, in part, to progress operation of the Demonstration Plant to generate the information necessary to support a commercialization decision. The Company has sufficient resources to provide the funds to cover the cost increases for the updated project budget.

Given our continued progress in 2023 and the first half of 2024, we believe that the Company is well positioned to be able to make informed commercialization decisions in the near term as we move toward becoming a secure domestic supplier of critical REEs.

At the annual meeting of shareholders, the Board of Directors recommends that you vote affirmatively:

•	to elect the named director nominees to our Board of Directors;

•	to appoint Haynie & Company to serve as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors; and

•	to transact such other business that properly comes before the annual meeting or any adjournment or postponement thereof.

Your affirmative vote will continue positioning the Company for future success.

We encourage you to attend this year’s annual meeting of shareholders. We will host the annual meeting of shareholders in-person at the Upton Community Center, 916 Ash Street, Upton, Wyoming 82730 on Tuesday, August 20, 2024 at 2:00 p.m. (Mountain Daylight Time).

We intend to hold our annual meeting of shareholders in person. Registered holders can vote their shares in advance of the meeting by Internet, toll-free telephone, or mail. If your common shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record describing how to vote your common shares. Shareholders may also vote in person at the meeting. If changes to our current plan to hold an in-person meeting become advisable due to public health or other concerns, we will disclose the updated plan on our proxy website (http://www.proxyvote.com) and our company website (www.rarelementresources.com). We encourage you to check one of these websites prior to the meeting if you plan to attend in person.

It is important that you retain a copy of the control number found on the proxy card, voting instruction form or notice of meeting, as such number will be required in order for shareholders to dial in to listen to the meeting.

Only shareholders of record at the close of business on June 26, 2024 are entitled to notice of, and to vote at, the annual meeting.

Respectfully,

KENNETH J. MUSHINSKI
President, Chief Executive Officer and Director
Littleton, Colorado
July 8, 2024

RARE ELEMENT RESOURCES LTD.

P.O. Box 271049

Littleton, Colorado 80127

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual meeting of shareholders of Rare Element Resources Ltd. (“Rare Element,” “we,” “us,” “our” or the “Company”) will be held at the Upton Community Center, 916 Ash Street, Upton, Wyoming 82730 on Tuesday, August 20, 2024 at 2:00 p.m. (Mountain Daylight Time) (the “Meeting”). At the Meeting, shareholders will receive the audited financial statements for the fiscal year ended December 31, 2023, together with the independent registered public accounting firm’s report thereon, and will be asked to consider resolutions to:

1.	elect directors of the Company to serve until our next annual meeting of shareholders, or until their successors are duly elected or appointed;

2.	appoint Haynie & Company to serve as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors; and

3.	transact such other business as may properly be put before the Meeting or any adjournment or postponement thereof.

Nominees for directors to be elected at the Meeting are set forth in the enclosed management information and proxy circular.

Only shareholders of record at the close of business on June 26, 2024, the record date for the Meeting fixed by the Board of Directors, are entitled to notice of, and to vote at, the Meeting.

YOUR VOTE IS IMPORTANT.

Important Notice Regarding Availability of Proxy Materials for the Meeting to be Held on August 20, 2024

Our management information and proxy circular is attached. Financial and other information concerning Rare Element Resources Ltd. is contained in our 2023 annual report to shareholders. You may access the management information and proxy circular and 2023 annual report to shareholders at http://materials.proxyvote.com/75381M.

We will provide to any person or corporation, upon request, one copy of any of the following documents:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, together with any document, or the pertinent pages of any document, incorporated therein by reference;

(b)	the financial statements and management’s discussion and analysis of the Company for the fiscal year ended December 31, 2023 in respect of which such financial statements have been issued, together with the report of the independent registered public accounting firm thereon; and

(c)	the management information and proxy circular.

Copies of the foregoing documents are also available on the Company’s website at www.rareelementresources.com, or copies of the above documents will be provided by the Corporate Secretary of the Company, upon request, by mail at P.O. Box 271049, Littleton, Colorado 80127 or by e-mail at info@rareelementresources.com, free of charge to shareholders of the Company. The Company may require the payment of a reasonable charge from any person or entity that is not a shareholder of the Company and that requests a copy of any such document. Financial information relating to the Company is provided in the Company’s financial statements and management’s discussion and analysis for the fiscal year ended December 31, 2023. Additional information relating to the Company is available electronically on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar.shtml.

Whether or not you plan to attend the Meeting, we urge you to vote and submit your proxy to ensure the presence of a quorum.

Registered holders may vote:

1.	By Internet: go to http://www.proxyvote.com

2.	By toll-free telephone: call 1-800-690-6903; or

3.	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial Shareholders. If your common shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your common shares.

We intend to hold the Meeting in person. Shareholders joining the Meeting by phone will not be able to vote their shares during the call. As noted above, shareholders will be able to vote their shares in advance of the Meeting, depending on how their common shares are held, or in person at the Meeting. If changes to our current plan for an in-person meeting become advisable due to public health or other concerns, we will disclose the updated plan on our proxy website (http://www.proxyvote.com) and our company website (www.rarelementresources.com). We encourage you to check one of these websites prior to the Meeting if you plan to attend in person.

It is important that you retain a copy of the control number found on the proxy card, voting instruction form or notice of meeting, as such number will be required in order for shareholders to dial in to listen to the Meeting.

Respectfully,

KENNETH J. MUSHINSKI
President, Chief Executive Officer and Director
Littleton, Colorado
July 8, 2024

TABLE OF CONTENTS

ii

RARE ELEMENT RESOURCES LTD.

P.O. Box 271049

Littleton, Colorado 80127

MANAGEMENT INFORMATION AND PROXY CIRCULAR

(as at December 31, 2023 except as otherwise indicated)

SOLICITATION OF PROXIES

This management information and proxy circular (the “Circular”) is provided in connection with the solicitation of proxies by management and the board of directors (the “Board”) of Rare Element Resources Ltd. (“Rare Element,” “we,” “us,” “our” or the “Company”). The form of proxy which accompanies this Circular (the “Proxy”) is for use at the annual meeting of shareholders of the Company to be held on Tuesday, August 20, 2024 (the “Meeting”), at the time and place set out in the accompanying notice of annual meeting of shareholders (the “Notice of Meeting”).

The solicitation of proxies by management and the Board of the Company will be made primarily by notice and access to electronic materials on the Internet or by mail, but solicitation may be made by telephone or in person with the cost of such solicitation to be borne by the Company.

It is anticipated that this Circular and the accompanying Proxy will be first mailed to shareholders on or about July 8, 2024.

The corporate headquarters and executive offices of the Company are located at P.O. Box 271049, Littleton, Colorado 80127, and its telephone number is (720) 278-2460.

All references to currency in this Circular are in U.S. dollars, unless otherwise indicated.

APPOINTMENT AND REVOCATION OF PROXY

Appointment of Proxy

The persons named in the Proxy are directors and/or officers of the Company. A registered shareholder has the right to designate a person or company (which need not be a shareholder) other than the persons named in the Proxy to represent the shareholder at the Meeting. A registered shareholder who wishes to appoint some other person or company to serve as his, her or its representative at the Meeting may do so by striking out the printed names and inserting the desired person’s name in the blank space provided in the Proxy. The instrument appointing a proxyholder must be in writing and signed by the registered shareholder or such registered shareholder’s attorney authorized in writing, or if the registered shareholder is a corporation, by a duly authorized officer or attorney of such corporation. An undated but executed proxy will be deemed to be dated the date of the mailing of the Proxy by the Company or its agent.

If you received a paper copy of the proxy materials by mail and wish to vote your proxy by mail, mark your vote on the enclosed Proxy card; then follow the directions on the card. To vote your Proxy using the Internet or by telephone, see the instructions set forth on the Notice of Meeting included with this Circular or the Notice of Internet Availability of Proxy Materials mailed to our shareholders on or about July 8, 2024.

Revocation of Proxy

A registered shareholder may revoke the Proxy by:

(a)	signing a Proxy with a later date and delivering it to the registered office of the Company at any time up to and including 4:59 p.m. (Mountain Daylight Time) on the last business day before the day set for the Meeting;

(b)	signing and dating a written notice of revocation and delivering it to the registered office of the Company at any time up to and including 4:59 p.m. (Mountain Daylight Time) on the last business day before the day set for the Meeting;

(c)	signing and dating a written notice of revocation and providing it before the start of the Meeting to the chair of the Meeting; or

(d)	attending the Meeting or any adjournment of the Meeting and registering with the scrutineer as a shareholder present in person.

Provisions Relating to Voting of Proxies

The common shares of the Company (the “Common Shares”) represented by Proxy in the enclosed form will be voted or withheld from voting by the designated proxyholder in accordance with the direction of the registered shareholder appointing him, her or it. If there is no direction by the registered shareholder, those Common Shares for which management and the Board are the designated proxyholders will be voted in accordance with the Board’s recommendation for such matter or matters, as described under each such proposal in this Circular.

Exercise of Discretion by Proxyholders

The Proxy gives the person named in it the discretion to vote as such person sees fit on any amendments or variations to matters identified in the Notice of Meeting, or any other matters which may properly come before the Meeting, subject to any limitation imposed by applicable law. At the time of printing of this Circular, management of the Company knows of no other matters which may come before the Meeting other than those referred to in the Notice of Meeting. If any amendment or variation or other matter comes before the Meeting, the persons named in the Proxy will vote in accordance with their best judgment on such amendment, variation or other matter, subject to any limitation imposed by applicable law.

Non-Registered Holders

The information set out in this section is important to many shareholders, as a substantial number of shareholders do not hold their Common Shares in their own name.

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are “non-registered” shareholders because the Common Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Common Shares. A person is not a registered shareholder (a “Non-Registered Holder”) in respect of Common Shares which are held either (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered retirement savings plans, registered retirement income funds, registered education savings plans and similar plans); or (b) in the name of a clearing agency (such as CDS Clearing and Depository Services Inc., or CDS, in Canada and the Depository Trust Company, or DTC, in the United States), of which the Intermediary is a participant.

The Company has elected to use the notice and access rules (“Notice and Access”) established by U.S. federal securities laws in respect of the provision of the Notice of Meeting, this Circular and the Proxy (collectively, the “Meeting Materials”) to its registered shareholders and Non-Registered Holders. The Notice and Access rules allow an issuer to post electronic versions of its proxy-related materials, rather than mailing paper copies to its shareholders, and provide instructions on how shareholders may access the Meeting Materials electronically or request a paper copy of the Meeting Materials.

Non-Registered Holders who have not objected to their Intermediary disclosing certain ownership information about themselves to the Company are referred to as Non-Objecting Beneficial Owners, or “NOBOs.” Those Non-Registered Holders who have objected to their Intermediary disclosing to the Company ownership information about themselves are referred to as Objecting Beneficial Owners, or “OBOs.” The Company has elected to send the applicable Meeting Materials prescribed by the Notice and Access rules directly to the NOBOs, and indirectly through Intermediaries to the OBOs. The Intermediaries (or their service companies) are responsible for forwarding the applicable Meeting Materials to each OBO (including the costs associated therewith), unless the OBO has waived the right to receive them.

Intermediaries will frequently use service companies to forward the meeting materials to the OBOs. Generally, an OBO who has not waived the right to receive meeting materials will either:

(a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Common Shares beneficially owned by the OBO and must be completed, but not signed, by the OBO and deposited with Computershare, the Company’s transfer agent; or

(b)	more typically, be given a voting instruction form (“VIF”) which is not signed by the Intermediary, and which, when properly completed and signed by the OBO and returned to the Intermediary or its service company, will constitute voting instructions which the Intermediary must follow.

If you are a Non-Registered Holder, and the Company or its agent has sent the applicable Meeting Materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding securities on your behalf. By choosing to send these materials to you directly, the Company (and not the Intermediary holding securities on your behalf) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper VIF. Please return your VIF as specified in the request for voting instruction.

The applicable Meeting Materials sent to NOBOs who have not waived the right to receive Meeting Materials are accompanied by a VIF, instead of a Proxy. By returning the VIF in accordance with the instructions noted on it, a NOBO is able to instruct the voting of his, her or its Common Shares.

VIFs, whether provided by the Company or by an Intermediary, should be completed and returned in accordance with the specific instructions noted on the VIF. The purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares which they beneficially own. Should a Non-Registered Holder who receives a VIF wish to attend the Meeting or have someone else attend on his, her or its behalf, the Non-Registered Holder may request a legal proxy as set forth in the VIF, which will grant the Non-Registered Holder, or his, her or its nominee, the right to attend and vote at the Meeting.

Please return your voting instructions as specified in the VIF. Non-Registered Holders should carefully follow the instructions set out in the VIF, including those regarding when and where the VIF is to be delivered.

Financial Statements

The audited financial statements of the Company for the fiscal year ended December 31, 2023, together with the independent registered public accounting firm’s report on those statements (the “Financial Statements”), are included in these proxy materials and will be presented to the shareholders at the Meeting.

A copy of the Company’s Annual Report on Form 10-K, including financial statements, required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the fiscal year ended December 31, 2023 may be obtained by any registered or beneficial owner of the Common Shares, determined as of June 26, 2024, free of charge on the Company’s website (www.rareelementresources.com) or by written request to:

Corporate Secretary

Rare Element Resources Ltd.

P.O. Box 271049

Littleton, Colorado 80127

E-mail: info@rareelementresources.com

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

As at June 26, 2024, the Company’s authorized capital consisted of an unlimited number of Common Shares without par value of which 511,111,557 Common Shares are issued and outstanding. Each Common Share in the capital of the Company carries the right to one vote. Voting rights are not cumulative.

The Board has fixed the close of business on June 26, 2024 as the record date for the purpose of determining the shareholders entitled to receive notice of and to vote at the Meeting, but failure of any shareholder to receive notice of the Meeting does not deprive such shareholder of the entitlement to vote at the Meeting. Only shareholders of record at the close of business on June 26, 2024 who either personally attend the Meeting or who have completed and delivered a Proxy in the manner and subject to the provisions described herein will be entitled to vote or to have his, her or its Common Shares voted at the Meeting.

Shareholders who wish to be represented by proxy at the Meeting must deliver their Proxies at the place and within the time set forth in the notes to the Proxy in order to entitle the person appointed by the Proxy to attend and vote.

Broker Non-Votes, Abstentions and Voting Requirements

Brokers and other Intermediaries holding Common Shares in street name for their customers are required to vote the Common Shares in the manner directed by their clients. Under the Business Corporations Act (British Columbia) (the “BCA”), brokers and other Intermediaries are not entitled to vote shares held in street name for their customers where they have not received written voting instructions from the Non-Registered Holders of those shares. Under applicable U.S. rules, brokers are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, director elections) unless the beneficial owner of such shares has given voting instructions on the matter. The absence of a vote on a matter where the broker or other Intermediary has not received written voting instructions from a Non-Registered Holder is referred to as a “broker non-vote.”

The directors must be elected by an affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Meeting on the matter. Plurality voting means that the seven directors receiving the greatest number of “FOR” votes will be elected to the Board. Cumulative voting (i.e., a form of voting where shareholders are permitted to cast all of their aggregate votes for a single nominee) will not be permitted. Therefore, any Common Shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors.

The appointment of the independent registered public accounting firm requires an affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Meeting on the matter. Therefore, any Common Shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the proposal to appoint the independent public accounting firm.

Ownership of Common Shares by Certain Beneficial Owners

The following table sets forth information (as of the date indicated) as to all persons or groups known to the Company to beneficially own, control or direct, directly or indirectly, 5% or more of the issued and outstanding Common Shares of the Company as of June 28, 2024:

Name and Address of Beneficial Holder	Common Shares Beneficially Owned (1)	Percentage of Class (2)

Synchron, 3550 General Atomics Court, San Diego, California 92121-1122 General Atomic Technologies Corporation, 3550 General Atomics Court, San Diego, California 92121-1122 Tenaya Corporation, P.O. Box 910304, San Diego, California, 92191-0304 James N. Blue, c/o General Atomic Technologies Corporation, 3550 General Atomics Court, San Diego, California 92121-1122	360,740,516	70.6%

(1)	This information is based on a Schedule 13D/A filed on June 28, 2024 by Synchron, General Atomic Technologies Corporation, Tenaya Corporation and James N. Blue. Synchron has sole voting and dispositive power over the Common Shares listed.

(2)	Calculated based on 511,111,557 Common Shares outstanding as of June 28, 2024.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Director and Director Nominee Experience and Qualifications

The Board, through its Nominating, Corporate Governance and Compensation Committee (the “NCG&C Committee”), considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience. The NCG&C Committee is comprised of three non-independent directors.

The Board believes that, as a whole, it should possess a combination of skills, professional experience and diversity necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria (further described below). Accordingly, the Board and the NCG&C Committee consider the qualifications of director and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The NCG&C Committee reviews and makes recommendations regarding the composition and size of the Board in order to ensure that the Board has the requisite expertise, and its membership consists of persons with sufficiently diverse and independent backgrounds. Board membership criteria include items relating to ethics, integrity and values, sound business judgment, professional experience, industry knowledge, and diversity, including gender diversity, all in the context of an assessment of the perceived needs of the Board at that point in time. The Board, as a whole, should possess a variety of skills, occupational and personal backgrounds, experiences and perspectives necessary to oversee the Company’s business. In addition, Board members generally should have relevant professional or technical skills or financial acumen that demonstrates an understanding of the financial and operational aspects of a rare earth exploration, development, mining, and processing company.

In evaluating director candidates and considering incumbent directors for re-nomination, the Board and the NCG&C Committee have not formulated any specific minimum qualifications, but, rather, consider a variety of factors. These include each nominee’s independence, financial acumen, personal accomplishments, career specialization, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board. The Board determines the Chairman among the Company’s directors following the election of directors at the annual meeting of shareholders.

Pursuant to and subject to the terms and conditions of the Investment Agreement dated October 2, 2017 between the Company and Synchron (the “Investment Agreement”), as long as Synchron’s fully diluted ownership in the Company is at least 33.0%, Synchron has the right to designate two directors for appointment or election to the Board, where the Board is comprised of six or seven directors following such appointment or election. Mr. Roberts was identified by Synchron as one of its two designees and has served on the Board since November 17, 2017. On October 16, 2019, the Company issued to Synchron an additional 24,175,000 Common Shares in connection with the exercise by Synchron of its common share purchase option dated October 2, 2017 (the “Option”). As a result, Synchron’s ownership of outstanding Common Shares increased from approximately 33.5% to approximately 49.0%. With Synchron’s exercise of the Option, Synchron obtained the right to designate one additional director for appointment or election to the Board. Barton S. Brundage, Synchron’s additional designee, was elected to the Board at the annual meeting of shareholders held on December 18, 2019. As a result of Synchron’s participation in the Company’s rights offering completed in December 2021, Synchron’s ownership of outstanding Common Shares increased from approximately 49.0% to approximately 54.8%. Ms. Champine was appointed to the Board on March 31, 2022, replacing a prior designee of Synchron. Then, as a result of Synchron’s participation in a subsequent rights offering completed in March 2024, Synchron’s ownership of outstanding Common Shares increased from approximately 54.8% to approximately 70.6%. On April 4, 2024, Mr. Roberts retired and resigned from the Board, and Craig S. Bartels was appointed to the Board to replace Mr. Roberts as a director designee of Synchron.

Seven directors are to be elected at the Meeting, representing no change in Board size from the current Board. Each Board member will serve until the next annual general meeting of shareholders or until his or her successor is duly elected or appointed. Except for Kelli Kast, all incumbent directors will be standing for re-election at the Meeting. Ms. Kast will not be standing for re-election as a director of the Company due to her appointment as an executive officer of the Company effective as of July 1, 2024.

Each of the Board and the NCG&C Committee proposes to nominate the persons listed below for election as directors of the Company. Executed Proxies received will, on any poll, be voted as directed, or, if there is no direction, will be voted “FOR” the nominees listed in this Circular. The Board and the NCG&C Committee do not contemplate that any of the nominees will be unable or unwilling to serve as a director.

The following table sets out the names and ages of the nominees for election as directors; their provinces or states and country of residence; the offices they hold within the Company, if any; their occupations; and the dates since which they have served as directors of the Company:

Name, Age, Province or State and Country of Residence and Current Positions, if any, held in the Company	Unless otherwise indicated below, served as director since
GERALD W. GRANDEY, 78 (1) (2) Colorado, USA Director Former Chief Executive Officer, Cameco Corporation	August 2, 2013
CRAIG S. BARTELS, 76 (1) Arizona, USA Director Senior Vice President and Chief Operating Officer, General Atomics Uranium Resources LLC	April 4, 2024
BARTON S. BRUNDAGE, 62 (1) Colorado, USA Director President, Cordillera Corporation	December 18, 2019
NICOLE J. CHAMPINE, 53 (3) Colorado, USA Director Vice President and General Counsel, Cordillera Corporation	March 31, 2022
PAUL J. HICKEY, 74 (3) Wyoming, USA Director Attorney	August 22, 2023
KENNETH J. MUSHINSKI, 61 Texas, USA Director President and Chief Executive Officer, Rare Element Resources Ltd.	May 1, 2024
PAMELA L. SAXTON, 71 Colorado, USA Director Nominee Former Chief Financial Officer, Thompson Creek Metals Company	—

(1)	Current member of the Company’s Audit Committee.

(2)	Gerald W. Grandey was elected Chairman of the Board on June 10, 2015.

(3)	Current member of the NCG&C Committee, of which Nicole Champine is the chair. Kelli Kast is a member of the NCG&C Committee but will not be standing for re-election as a director of the Company at the Meeting.

The following are brief biographies of the Company’s directors and director nominees for election to the Board:

Gerald W. Grandey has over 40 years of executive leadership in the mining industry. He is the former Chief Executive Officer of Canadian-based Cameco Corporation, one of the world’s largest uranium producers. In 2010, Harvard Business Review recognized Mr. Grandey as being one of the Top 100 CEOs in the world because of the value created for shareholders during his tenure at Cameco. After 18 years with Cameco, he retired as Chief Executive Officer and as a director in 2011. Previously, he held senior executive positions with Concord Services and Energy Fuels Nuclear. Mr. Grandey was recognized in 2014 for leadership in the nuclear industry with the U.S. Nuclear Energy Institutes’ William S. Lee Award; inducted into the Canadian Mining Hall of Fame in 2013; awarded the Canadian Nuclear Association’s Ian McRae Award in 2012 for his work in advancing nuclear energy in Canada; and was nominated for the 2011 Oslo Business for Peace Award in recognition of his efforts to facilitate nuclear disarmament. He is Chairman Emeritus for the London-based World Nuclear Association, the former Chairman of the Colorado School of Mines Board of Governors and a former board member of Nutrien Ltd. (2018–2019), Potash Corporation of Saskatchewan (2011–2018), Cameco Corporation (1999–2011), Centerra Gold Inc. (2004–2010), Inmet Mining Corporation (2012–2013), Sandspring Resources Ltd. (2010–2015), Bruce Power Corporation (2002–2011) and Canadian Oil Sands Limited (2011–2016). He has a degree in geophysical engineering from the Colorado School of Mines and a law degree from Northwestern University.

Mr. Grandey has extensive, high-level executive leadership experience in the mining industry, as well as experience and education in geophysical engineering. He brings to the Board key leadership, technical and related market expertise. Accordingly, the Board believes that Mr. Grandey should be re-elected to serve on the Board.

Craig S. Bartels has over 50 years of experience in the hydrocarbon, mineral extraction and processing industries and has played a leadership role in developing some of the key technology used globally to optimize In Situ Recovery (ISR) of uranium. He has served as the President and Chief Executive Officer of General Atomics Uranium Resources LLC since May 2024 and previously served as its Senior Vice President and Chief Operating Officer (November 2022–May 2024), which owns the stock of several General Atomics affiliated uranium companies. These affiliates include Rio Grande Resources Corporation and Nuclear Fuels Corporation, which have uranium properties in the United States and market uranium worldwide; Baywood Holdings Inc., which owns the Australian uranium mining and exploration companies Heathgate Resources Pty Ltd (“Heathgate”) and Quasar Resources Pty Ltd; and General Atomics Energy Services, Inc., which is a partner in ConverDyn. Mr. Bartels was the President of Heathgate from June 2010 to October 2022, and he has served as a director of Heathgate since 2010. From December 2004 to June 2010, he served in various roles for Uranium Resources, Inc. and its subsidiaries, including as Senior Vice President of Technology (November 2008–June 2010), Vice President of Operations – In Situ for URI, Inc. (February 2007–November 2008), and President of HRI, Inc. (December 2004–January 2007). Mr. Bartels graduated from the Montana School of Mines with a B.S. in Petroleum Engineering in 1972.

Mr. Bartels’s background in the mineral extraction processing industries, experience in developing technology to optimize mineral recoveries, and executive experience in mining operations are valuable to the Board. Accordingly, the Board believes that Mr. Bartels should be elected to serve on the Board.

Barton S. Brundage has served since May 2021 as President of Cordillera Corporation (“Cordillera”), an affiliate of General Atomics and Synchron. In his current role and prior position of Executive Vice President (June 2007–May 2021), Mr. Brundage is and has been responsible for the day-to-day management of Cordillera’s real estate operations in Colorado, Utah, and California. Since June 2007, he has served as Chairman of the board of directors of jetCenters, Inc. (“JCI”), an aviation fueling company and a subsidiary of Cordillera. Since January 2021, Mr. Brundage has served as Chairman of the board of directors of Ohio Gas Company, a regulated gas utility company based in Bryan, Ohio, that is affiliated with Cordillera. Since 2007, Mr. Brundage has also served as a director and/or executive officer for several other Cordillera-affiliated companies, including San Miguel Valley Corporation, Silver Cliff Land And Cattle Company, Colorado Barns Corporation, First City Investment Corporation, Lamartine Consolidated Mines Corporation, Boston Commons, Inc., Oceanic Exploration Company, Oceanic International Properties Corporation, and Sorrento West Properties, Inc. Prior to his current position with Cordillera and its affiliates, Mr. Brundage served as the Chief Financial Officer of JCI (July 1996–May 2007). Prior to his position with JCI, Mr. Brundage was employed by Brundage & Company (June 1985–July 1996), a regional investment banking firm specializing in mergers and acquisitions and long-term corporate financing. At Brundage & Company, he was employed in various capacities in the family-managed business, including Vice President, Senior Financial Analyst, and Analyst. He continues to serve as a member of Brundage & Company’s board of directors (since 1980). Mr. Brundage received his Bachelor of Arts in Business Administration from Fort Lewis College and his Master of Business Administration from the University of Denver.

Mr. Brundage’s extensive experience in financial resource acquisition and complex financial transactions, specifically in valuation and integration, brings to the Board additional depth in financial resource management. Accordingly, the Board believes that Mr. Brundage should be re-elected to serve on the Board.

Nicole J. Champine has served as Vice President and General Counsel of Cordillera, an affiliate of General Atomics, since July 2007, and previously served as Cordillera’s Legal Counsel (July 2001–July 2007). She has served as the President and a director of San Miguel Valley Corporation, a subsidiary of Cordillera, since June 2007 and July 2009, respectively. In addition, since May 2010, Ms. Champine has served as the President and a director of Oceanic Exploration Company, an oil and gas exploration company affiliated with Cordillera. From May 1998 to June 2001, she was a real estate and land development lawyer at the law firm of Otten, Johnson, Robinson, Neff & Ragonetti, P.C. From June 1993 to August 1995, Ms. Champine served as a project engineer for Peter Kiewit & Sons in Utah and Colorado on heavy-highway projects. She received her Bachelor of Science in Structural Engineering from the University of Texas at Austin and her Juris Doctorate from the University of Denver.

Ms. Champine has a wide range of legal, corporate and technical expertise that she has applied in various industries, including real estate investment and development, civil and structural engineering and natural resources. Accordingly, the Board believes that Ms. Champine should be re-elected to serve on the Board.

Paul J. Hickey is a Wyoming attorney whose practice has focused on energy and natural resource issues. From 1976 to 2022, he was a partner with the law firm of Rooney & Horiskey, which later became Hickey & Evans, LLP. Since June 2022, he has served as a consultant to Rare Element Resources, Inc., a subsidiary of the Company. Over the years of his practice, Mr. Hickey was a leading energy law attorney in the Rocky Mountain region. He represented regulated utilities in Wyoming, Utah and Idaho. In addition, he has represented natural gas producers, interstate natural gas pipelines, renewable energy projects and interstate transmission projects. Mr. Hickey represented the State of Wyoming before the Federal Energy Regulatory Commission (FERC) in the certification proceedings for the Kern River Interstate natural gas pipeline. During his career, Mr. Hickey served numerous leadership roles in state and local bar associations. He has served on the University of Wyoming Law School Advisory Committee since 2002 and was Chairman of that Committee until 2022. Mr. Hickey helped develop the Summer Trial Institute at the University of Wyoming College of Law and continues to teach at this Institute. In 2009, Mr. Hickey was made an Honorary Member of the Order of the Coif by the Faculty of the University of Wyoming College of Law. From 1997 to 1998, he served as President of the Wyoming Bar Association. In 2021, the Wyoming Bar presented Mr. Hickey the Gerald R. Mason Professionalism Award. In 2019, he was recognized as a Distinguished Alumni of the University of Wyoming College of Law. Mr. Hickey also was recognized by the American College of Trial Lawyers for his service as a Regent on its National Board of Regents. Following his graduation from the University of Wyoming College of Law, Mr. Hickey served as a Law Clerk to the Honorable James E. Barrett, United States Court of Appeal Tenth Circuit. He has served as the Wyoming Representative on the Tenth Circuit Court of Appeals’ Advisory Committee. He also served as a Director and President of the Historical Society of the Tenth Circuit Court of Appeals. Mr. Hickey graduated from the University of Wyoming with a Bachelor of Arts in History in 1972 and a Juris Doctorate in 1975.

Mr. Hickey has served in leadership positions on numerous local and state boards. Among these are the Wyoming Water Development Commission and Wyoming Natural Gas Pipeline Authority. Mr. Hickey has extensive experience in representing energy and natural resource projects before regulatory agencies and state and federal courts. In addition, he has served on energy and natural resource boards and commissions. Accordingly, the Board believes that Mr. Hickey should be re-elected to serve on the Board.

Kenneth J. Mushinski currently serves as President and Chief Executive Officer (“CEO”) of the Company. Mr. Mushinski has served as the Chairman of the board of directors of Anfield Energy Inc. since September 2022. He previously served as a director of the Company (November 2017–March 2022), Chairman of Cotter Corporation N.S.L. (October 2011–March 2022), and a management committee member for the Honeywell/General Atomics ConverDyn partnership (June 2016–March 2022). In addition, Mr. Mushinski was the President of Synchron (September 2017–March 2022); Vice President, Corporate Planning and Acquisitions of General Atomics Technologies Corporation (February 2014–March 2022); President of Quasar Resources Pty Ltd (November 2014–March 2022); Vice President, Sales and Marketing of Nuclear Fuels Corporation (June 2006–March 2022); Engineering Manager for General Atomics Electronics Systems (2002–2006); Lead Mechanical Engineer for Electronic Systems, Inc. (1995–2002); and Senior Reactor Operator at General Atomics (1989–2012). Mr. Mushinski received a Bachelor of Science in Mechanical Engineering (summa cum laude) and a Master’s in Business Administration, both from San Diego State University.

Due to his extensive background in corporate development, sales, and marketing, Mr. Mushinski is uniquely positioned to assist the Board in identifying strategic partners and customers for the Company’s products. He additionally contributes his vast experience in corporate asset management, including finance, tax, contracting and legal. Mr. Mushinski’s experience in the minerals industry, domestically and internationally, provides the Company with valued insights on permitting and operations plans in the region. Accordingly, the Board believes that Mr. Mushinski should be elected to serve on the Board.

Pamela L. Saxton is an experienced mining company executive and director. She has served as a director and the Audit Committee Chair of Bunker Hill Mining Corp. since October 2020 and as a director and the Audit Committee Chair of Timberline Resources Corporation since May 2021. Previously, she served as a director and the Audit Committee Chair of Pershing Gold Corporation (November 2017–April 2019), as a director of Aquila Resources Inc. (June 2019–December 2021), and on the North American Advisory Board of Damstra Technology–Damstra Holdings Limited (February 2021–October 2022). As an executive, she served as the Executive Vice President and Chief Financial Officer of Thompson Creek Metals Company (August 2008–October 2016) and as the Chief Financial Officer of NewWest Gold Corporation (April 2006–December 2007). Having started her professional life working as an auditor at Arthur Andersen in Denver, Colorado, her career has included senior finance appointments in the American natural resources industry, including serving as the Vice President of Finance for Franco-Nevada Corporation’s U.S. operations.

Ms. Saxton’s qualifications to serve as a director include her knowledge of and long-standing executive experience in the mining industry, her experience in finance, accounting and auditing matters, and prior board experience. Accordingly, the Board believes that Ms. Saxton should be elected to serve on the Board.

Executive Committee

The Company does not currently have an executive committee of its Board.

Director Independence

The Board reviewed and determined independence under National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) of each current director and director nominee. In making its independence determination, the Board considered the circumstances described below.

The Board determined that Mr. Mushinski is not independent based upon his position as an executive officer of the Company. The Board determined that Ms. Champine and Messrs. Brundage and Bartels are not independent based upon each person’s employment with an affiliate of Synchron, the Company’s majority shareholder. The Board determined that Mr. Hickey is not independent based upon his and his former law firm’s work providing legal services to General Atomics (an affiliate of Synchron) and certain of its affiliates, and his work as a consultant to a subsidiary of the Company.

The Board has concluded that Mr. Grandey and Ms. Saxton are independent. As a result of these analyses, the Board has determined that the proposed seven-member Board would not be comprised of a majority of independent directors. Notwithstanding the above, the Board will carry out its duties under the stewardship of the independent Chairman of the Board, namely Mr. Grandey, whose role and responsibilities include overseeing the function and effectiveness of the Board and the exercise of independent supervision over management.

Family Relationships

There are no family relationships among any directors, officers or persons nominated to be directors of the Company.

Arrangements between Officers and Directors

No proposed director is being elected under any arrangement or understanding between the proposed director and any other person or company except for (i) the director and executive officer of the Company acting solely in such capacity (Mr. Mushinski) and (ii) the Synchron designees on the Board (Ms. Champine and Messrs. Brundage and Bartels) pursuant to the Investment Agreement.

Pursuant to and subject to the terms and conditions of the Investment Agreement, as long as Synchron’s fully diluted ownership in the Company is at least 33.0%, Synchron has the right to designate two directors for appointment or election to the Board, where the Board is comprised of six or seven directors following such appointment or election. Mr. Roberts was identified by Synchron as one of its two designees and has served on the Board since November 17, 2017. On October 16, 2019, the Company issued to Synchron an additional 24,175,000 Common Shares in connection with the exercise by Synchron of the Option. As a result, Synchron’s ownership of outstanding Common Shares increased from approximately 33.5% to approximately 49.0%. With Synchron’s exercise of the Option, Synchron obtained the right to designate one additional director for appointment or election to the Board. Mr. Brundage, Synchron’s additional designee, was elected to the Board at the annual meeting of shareholders held on December 18, 2019. As a result of Synchron’s participation in the Company’s rights offering completed in December 2021, Synchron’s ownership of outstanding Common Shares increased from approximately 49.0% to approximately 54.8%. Ms. Champine was appointed to the Board on March 31, 2022, replacing a prior designee of Synchron. Then, as a result of Synchron’s participation in a subsequent rights offering completed in March 2024, Synchron’s ownership of outstanding Common Shares increased from approximately 54.8% to approximately 70.6%. On April 4, 2024, Mr. Roberts retired and resigned from the Board, and Mr. Bartels was appointed to the Board to replace Mr. Roberts as a director designee of Synchron.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of the Company, no director and no proposed director of the Company is, or within the 10 years prior to the date of this Circular has been, a director or executive officer of any company that (i) was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days (any of the foregoing being an “order”), that was issued while he or she was acting in the capacity of director, chief executive officer or chief financial officer of that company; or (ii) was subject to an order that was issued after he or she ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while he or she was acting in that capacity.

To the knowledge of the Company, no director or proposed director of the Company is, or within the 10 years prior to the date of this Circular has been, a director or executive officer of any company that (i) was bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets; or (ii) within one year of his or her ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Individual Bankruptcies

No director or proposed director of the Company has, within the 10 years prior to the date of this Circular, become bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Penalties or Sanctions

None of the proposed directors has (i) been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, (ii) entered into a settlement agreement with a securities regulatory authority or (iii) been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder making a decision about whether to vote for the proposed director or in making an investment decision.

Vote Required for Approval

The election of each director nominee pursuant to this Proposal No. 1 will require the affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Meeting on the matter, assuming that a quorum exists.

If you fail to vote or submit a Proxy, fail to instruct your broker to vote, or vote to “abstain,” it will have no effect on the election of director nominees pursuant to this Proposal No. 1, assuming that a quorum exists.

Board Recommendation

The Board recommends that shareholders vote “FOR” each of the nominees for director.

PROPOSAL NO. 2:
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee intends to nominate Haynie & Company (Salt Lake City, UT, PCAOB ID#457) (“Haynie”) for appointment as the independent registered public accounting firm of the Company.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2022, the Company accepted the resignation of BDO USA, LLP as the independent registered public accounting firm of the Company to be effective immediately following the filing of the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2022. As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2022, the Company engaged Haynie as the new independent registered public accounting firm of the Company on September 27, 2022 and its engagement commenced for the quarter ending September 30, 2022. Each of the Company’s Current Reports on Form 8-K filed with the SEC on August 4, 2022 and September 29, 2022 are available under the Company’s profile at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar.shtml and are available free of charge upon request to the Company.

During the two most recent fiscal years ended December 31, 2023 and 2022, the Company did not consult with Haynie regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements by Haynie, in either case where written or oral advice provided by Haynie would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any other matter that was either the subject of a disagreement between the Company and its former auditor (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event with the Company’s former independent registered public accounting firm (as described in Item 304(a)(1)(v) of Regulation S-K). To be clear, there was no such disagreement or reportable event during the fiscal years referenced above.

A resolution will be presented at the Meeting to appoint Haynie to serve as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors.

Executed Proxies received will, on any poll, be voted as directed, or, if there is no direction, will be voted “FOR” the appointment of Haynie as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors.

Representatives of Haynie are expected to be present via teleconference at the Meeting. The Chairman of the Meeting will provide such representatives with the opportunity to make a statement if they so desire, and such representatives are expected to be available to respond to appropriate questions.

Vote Required for Approval

Approval of Proposal No. 2 will require the affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Meeting on the matter, assuming that a quorum exists.

If you fail to vote or submit a Proxy, fail to instruct your broker or other Intermediary to vote or vote to “abstain,” it will have no effect on the outcome of the vote on Proposal No. 2, assuming that a quorum exists.

Board Recommendation

The Board recommends that shareholders vote “FOR” the appointment of Haynie as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors.

EXECUTIVE OFFICERS

The following table sets out the name and age of the Company’s current executive officers, their state and country of residence, the offices they hold within the Company, and the dates since which they have served as officers of the Company:

Name, Age, Province or State and Country of Residence and Positions, current and former, if any, held in the Company	Served as officer since
KENNETH J. MUSHINSKI, 61 Texas, USA Director, President and CEO	May 1, 2024
WAYNE E. RICH, 58 Colorado, USA Chief Financial Officer	March 28, 2022
KELLI C. KAST, 57 Colorado, USA Vice President, General Counsel and Chief Administrative Officer (“CAO”)	July 1, 2024

Kenneth J. Mushinski. See “Proposal No. 1—Election of Directors—Director and Nominee Experience and Qualifications” for biographical information regarding Mr. Mushinski.

Wayne E. Rich served as Vice President of Finance, Treasurer and Corporate Secretary of Eden Innovations LLC from August 2017 to March 2022. He served as Chief Financial Officer of Star Mountain Resources, Inc. from November 2015 to January 2017 and as Chief Financial Officer of Northern Zinc, LLC from May 2015 to November 2015, when it was acquired by Star Mountain Resources, Inc., which filed for Chapter 11 bankruptcy protection in February 2018. Mr. Rich served in various capacities at Prospect Global Resources, Inc., a publicly traded mining company, including as Chief Financial Officer and Vice President of Finance (September 2011–December 2012) and Senior Vice President of Accounting and Treasury (December 2012–May 2014). From October 2008 to September 2011, he served as Treasurer and Director of Corporate Finance of Thompson Creek Metals Inc., a publicly traded metals and mining company. Prior to that, he served in several capacities at The Doe Run Resources Corporation, an integrated mining and metals manufacturing company, from August 1998 to October 2008, including as Treasurer (April 2007–October 2008) and Assistant Treasurer (July 2004–April 2007). Mr. Rich began his career with KPMG Peat Marwick. Mr. Rich holds a Master’s in Business Administration from Illinois State University and a Bachelor of Science in Accountancy from Eastern Illinois University.

Kelli C. Kast has nearly 30 years of in-house legal experience, including seven years as a top legal officer in the precious metals industry, and 12 years in the rare earth industry. From June 2015 to June 30, 2024, she served as a consultant to Rare Element Resources, Inc., a subsidiary of the Company. From March 2024 to May 2024, Ms. Kast served as the interim President and CEO of the Company. From July 2012 to May 2015, Ms. Kast served as the Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of the Company. She served as Coeur d’Alene Mine Corporation’s Vice President, General Counsel and Corporate Secretary from May 2005 to March 2009 and as its Chief Administrative Officer from March 2009 to December 2011. From 2004 to 2005, Ms. Kast served as Corporate Counsel for HealtheTech Inc. From 1997 to 2003, she served as the Assistant General Counsel and Corporate Secretary for Global Water Technologies Inc. and Psychrometric Systems, Inc. Ms. Kast earned her Juris Doctor from the University of South Dakota School of Law and her Bachelor’s degree from the University of Idaho.

Named Executive Officers

“Named Executive Officer” or “NEO” means (a) all individuals who served as the Company’s principal executive officer or acted in a similar capacity during the fiscal year ended December 31, 2023, regardless of compensation level; (b) the Company’s two most highly compensated executive officers other than the principal executive officer who were serving as executive officers of the Company at the end of the fiscal year ended December 31, 2023; and (c) up to two additional individuals who would have been an NEO under clause (b) above but for the fact that the individual was not serving as an executive officer of the Company at the end of that fiscal year.

During the fiscal year ended December 31, 2023, the Company had two NEOs: Brent D. Berg, former President and CEO of the Company, and Wayne E. Rich, Chief Financial Officer of the Company.

SHARE OWNERSHIP TABLE

The following table sets forth certain information regarding beneficial ownership, control, or direction, directly or indirectly, of the Common Shares, as of June 28, 2024 by (i) the Company’s named executive officers, directors, and director nominees and (ii) the Company’s current executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership *
Name and Position (1)	Common Shares (2)		Percentage of Class (3)
Gerald W. Grandey – Director and Chairman Saskatoon, Saskatchewan, Canada	5,672,260	(4)	1.11%
Kelli C. Kast – Vice President, General Counsel, CAO and Director Evergreen, Colorado, USA	1,100,000	(5)	**
Wayne E. Rich – Chief Financial Officer Highlands Ranch, Colorado, USA	208,333	(6)	**
Paul J. Hickey – Director Cheyenne, Wyoming, USA	76,000	(7)	**
Kenneth J. Mushinski – President, CEO and Director Henderson, Texas, USA	Nil		**
Craig S. Bartels – Director Mesa, Arizona, USA	Nil	(8)	**
Barton S. Brundage – Director Parker, Colorado, USA	Nil	(8)	**
Nicole J. Champine – Director Denver, Colorado, USA	Nil	(8)	**
Pamela L. Saxton – Director Nominee Littleton, Colorado, USA	Nil		**
Brent D. Berg – Former President and Chief Executive Officer Casper, Wyoming, USA	Nil		**
Current executive officers and directors as a group (a total of 8 persons)	7,056,593		1.37%

*	Pursuant to Rule 13d-3 under the Exchange Act, beneficial ownership includes shares as to which the individual has or shares voting power or investment power, and any shares that the individual has the right to acquire within 60 days of June 28, 2024, including through the exercise of any option, warrant, or right. For each individual who holds options, warrants or rights to acquire Common Shares, the Common Shares underlying those securities are treated as owned by that holder and as outstanding Common Shares when that holder’s percentage ownership of Common Shares is calculated. Those Common Shares are not treated as outstanding when the percentage ownership of any other holder is calculated.

**	The percent of class owned is less than 1%.

(1)	Mailing address for all directors and executive officers is c/o Rare Element Resources, Ltd., P.O. Box 271049, Littleton, Colorado 80127.

(2)	Includes Common Shares held as of June 28, 2024, plus Common Shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days after June 28, 2024.

(3)	In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership for each person is based on 511,111,557 Common Shares outstanding as of June 28, 2024.

(4)	Includes 4,772,260 Common Shares and 900,000 Common Shares subject to options held by Mr. Grandey personally.

(5)	Includes 1,100,000 Common Shares subject to options held by Ms. Kast personally. Ms. Kast will not be standing for re-election as a director of the Company at the Meeting.

(6)	Includes 208,333 Common Shares subject to options held by Mr. Rich personally.

(7)	Includes 26,000 Common Shares and 50,000 Common Shares subject to options held by Mr. Hickey personally.

(8)	Excludes Common Shares owned by Synchron, an affiliate of which each of Ms. Champine and Messrs. Brundage and Bartels is an officer. Pursuant to and subject to the terms and conditions of an Investment Agreement between the Company and Synchron, Synchron has the right to designate three directors for appointment or election to the Board, where the Board is comprised of seven directors following such appointment. Ms. Champine and Messrs. Brundage and Bartels are the three Synchron director designees.

Change in Control

The Company has no knowledge of any arrangement that might result in a change in control in the future. To the Company’s knowledge, there are no arrangements, including any pledge by any person of the Company’s securities, the operation of which at a subsequent date may result in a change in the Company’s control.

Quorum

The Company’s Articles provide that any two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued and outstanding Common Shares entitled to be voted at the Meeting shall constitute a quorum.

Dissenters’ Rights of Appraisal

No action is proposed herein for which the BCA or the Articles of the Company provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s Common Shares.

CORPORATE GOVERNANCE DISCLOSURE

NI 58-101 requires all reporting issuers to provide certain annual disclosure of their corporate governance practices with respect to the corporate governance guidelines (the “Guidelines”). These Guidelines are not prescriptive but have been used by the Company in adopting its corporate governance practices. The Board has approved and adopted a set of policies on corporate governance, which include a Code of Business Conduct and Ethics for Directors, Officers and Employees (“Code of Conduct”), Audit Committee Charter, Procedures for Treatment of Complaints and Concerns Regarding Accounting, Internal Accounting Controls and Auditing Matters and NCG&C Committee Charter, all of which are available on the Company’s website. The Company’s approach to corporate governance is set out below. Please note that some of the information set forth in this section serves the dual purpose of satisfying NI 58-101 as well as certain U.S. proxy statement disclosure requirements.

	Governance Disclosure Guideline Under NI 58-101	Comment(s)
1.

Board of Directors

Disclose how the board of directors facilitates its exercise of independent supervision over management, including (i) the identity of directors that are independent, and (ii) the identity of directors who are not independent, and the basis for that determination.

The Board is, and following the Meeting will be, comprised of seven directors. One of the directors and one of the director nominees are independent, and the other directors and director nominees are not independent, as discussed below. The Board considers each of Gerald W. Grandey and Pamela L. Saxton to be an independent director or independent director nominee.

The Board considers each of Kenneth J. Mushinski, Kelli C. Kast, Paul J. Hickey, Barton S. Brundage, Nicole J. Champine and Craig S. Bartels to not be independent directors. Kenneth J. Mushinski is not an independent director because he is an executive officer of the Company. Kelli C. Kast is not an independent director because she is an executive officer of the Company. Paul J. Hickey is not an independent director due to his and his former law firm’s work providing legal services to General Atomics (an affiliate of Synchron) and certain of its affiliates, and his work as a consultant to a subsidiary of the Company. Barton S. Brundage, Nicole J. Champine and Craig S. Bartels are not independent directors because each person is employed by an affiliate of Synchron, the Company’s majority shareholder.

The Board is responsible for determining whether or not each director is an independent director. To do this, the Board analyzes all the relationships of the directors with the Company and its subsidiaries. Those directors who do not meet the meaning of independence as provided in NI 58-101 were deemed to not be independent directors. More information about each director nominee can be found in the section titled “Proposal No. 1: Election of Directors” in this Circular.

Each of the Chairman of the Board, Gerald W. Grandey, and Pamela L. Saxton is an independent director or independent director nominee. The Chairman’s role and responsibilities include overseeing the function and effectiveness of the Board and the exercise of independent supervision over management.

Since the beginning of the Company’s fiscal year ended December 31, 2023, the Company has held three executive sessions for its independent directors without the presence of management or any non-independent director. To facilitate open and candid discussion amongst its independent directors, such directors are encouraged to communicate with each other directly to discuss ongoing issues pertaining to the Company as well as to call and hold meetings of the Audit Committee and the NCG&C Committee. The Audit Committee is comprised of one independent director and two non-independent directors. The NCG&C Committee is comprised of three non-independent directors.

2.

Directorship

If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a Canadian, U.S. or foreign jurisdiction, identify both the director and the other issuer.

Mr. Mushinski is the Chairman of the board of directors of Anfield Energy Inc. Ms. Saxton is a director and the Audit Committee Chair of each of Bunker Hill Mining Corp. and Timberline Resources Corporation.
3.	Attendance at Board Meetings Disclose the attendance record of each director for all board meetings held since the beginning of the issuer’s fiscal year ended December 31, 2023.	During 2023, 10 meetings of the Board were held. None of the incumbent directors of the Company who were directors in 2023 attended fewer than 75% of the Board meetings held of which they were eligible to attend since the beginning of the year.

	Governance Disclosure Guideline Under NI 58-101	Comment(s)
4.

Orientation and Continuing Education

Describe what steps, if any, the board takes to orientate new board members and describe any measures the board takes to provide continuing education for directors.

At this time, the Board does not have a formal orientation or education program for its members.

When new directors are elected or appointed, they receive orientation, commensurate with their previous experience, on the Company’s business and on the responsibilities of directors.

Board meetings may also include presentations by the Company’s management, and presentations by technical and industry consultants, to give the directors additional insight into the Company’s business.

5.	Ethical Business Conduct Describe what steps, if any, the board takes to encourage and promote a culture of ethical business conduct.	The Board has adopted a Code of Conduct to encourage and promote a culture of ethical business conduct. It also promotes ethical business conduct through the nomination of Board members it considers ethical. A copy of the Code of Conduct may be found on the Company’s website at www.rareelementresources.com.
6.

Nomination of Directors

Disclose what steps, if any, are taken to identify new candidates for board nomination, including (i) who identifies new candidates and (ii) the process of identifying new candidates.

The Board, through its NCG&C Committee, considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience. The NCG&C Committee is comprised of three non-independent directors. The responsibilities, powers and operation of the NCG&C Committee are described elsewhere in this Circular.

7.	Compensation Disclose what steps, if any, are taken to determine compensation for the directors and CEO, including (i) who determines compensation and (ii) the process of determining compensation.

The NCG&C Committee is required to review the compensation for directors and executive officers.

The NCG&C Committee reviews the adequacy and form of, and recommends to the Board, the compensation for directors and executive officers, which may include annual retainers, meeting fees, equity-based awards and other benefits to ensure that the compensation received accurately reflects the risks and responsibilities involved in being an effective director or executive officer. For more information regarding compensation paid to directors and executive officers, see the sections entitled “Director Compensation” and “Summary Compensation Table” in this Circular.

The NCG&C Committee is comprised of three non-independent directors. The responsibilities, powers and operation of the NCG&C Committee are described elsewhere in this Circular.

8.	Other Board Committees If the board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.

The Board has only the following two standing committees:

a)       Audit Committee; and

b)       NCG&C Committee

Additional information regarding the above committees is included under the section “Company Information—Corporate Governance” on the Company’s website at www.rareelementresources.com.

9.	Assessments Disclose what steps, if any, that the board takes to satisfy itself that the board, its committees, and its individual directors are performing effectively.	Currently, the Board takes responsibility for monitoring and assessing its own effectiveness, including reviewing the Board’s decision-making processes and quality and adequacy of information provided by management, and the performance of individual directors and its committees. Board self-assessment is undertaken annually, overseen by the NCG&C Committee Chair, and the majority of Board meetings include non-employee director executive sessions for further Board effectiveness discussion. The Audit Committee and the NCG&C Committee each conduct annual self-assessments with input from the Board, and results are reported to the Board.

Communications with the Board of Directors

Shareholders may send communications to the Board, the Chairman or one or more of the non-management directors by using the contact information provided on the Company’s website at www.rareelementresources.com. Shareholders may also send communications by letter addressed to the Corporate Secretary of the Company at P.O. Box 271049, Littleton, Colorado 80127. All communications addressed to the Corporate Secretary will be received and reviewed by the Corporate Secretary. The receipt of concerns about the Company’s accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. The receipt of other concerns will be reported to the appropriate Committee(s) of the Board and/or to the Board itself, when necessary.

Board Leadership Structure

Currently, the Company has a separate President and CEO, Kenneth Mushinski, and Chairman of the Board, Gerald W. Grandey. Mr. Grandey is an independent director. Mr. Grandey was appointed as the Chairman of the Board of the Company on June 10, 2015, and Mr. Mushinski was appointed as the President and CEO of the Company effective as of May 1, 2024.

The Board has reviewed the Company’s current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s share base, the Company’s peer group and other relevant factors, and has determined that a separate Chairman of the Board and CEO is currently the most appropriate leadership structure for the Company.

Until the retirement of Mr. Roberts on April 4, 2024, the Audit Committee was comprised of two independent directors and one non-independent director. Since that date, the Audit Committee has been, and the Audit Committee currently is, comprised of one independent director and two non-independent directors. Pursuant to Section 6.1.1(6) of Canada’s National Instrument 52-110 – Audit Committees (“NI 52-110”), as a result of the retirement of Mr. Roberts from the Board and the Audit Committee, the Company is exempt until October 4, 2024 from the requirement to have a majority of the Audit Committee comprised of independent directors. The NCG&C Committee is comprised of three non-independent directors, as described in more detail below. Both committees meet regularly without management present.

The Board believes that adequate structures and processes are in place to facilitate the functioning of the Board independently of the Company’s management. The independent directors met together three times during the fiscal year ended December 31, 2023. Meetings of the independent directors, chaired by the independent Chairman, give independent directors the opportunity for open and frank discussions on all matters they consider relevant, including an assessment of their own performance.

Ethical Business Conduct

The Board has adopted a Code of Conduct, which is based on the fundamental principles of honesty, loyalty, fairness, forthrightness, and use of common sense in general. The Code of Conduct is available on the Company’s website at www.rareelementresources.com and on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR+”) at www.sedarplus.ca. The Code of Conduct applies to all directors, officers and employees, including the principal executive, financial and accounting officers. The Audit Committee is responsible for setting the standards of business conduct contained in the Code of Conduct, and it annually reviews the Code of Conduct.

The Board, through the NCG&C Committee, is responsible for monitoring compliance with the Code of Conduct. The NCG&C Committee reviews, with management, any issues with respect to compliance with the Code of Conduct. The Board discloses on the Company’s website any waiver from a provision of its Code of Conduct that applies to any of its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that relates to any element of its Code of Conduct. No waivers were granted from the requirements of the Company’s Code of Conduct during the fiscal year ended December 31, 2023, or during the subsequent period through to the date of this Circular.

The Board ensures that the directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest. The Code of Conduct sets out the procedure with respect to reporting conflicts of interest. Actual or potential conflicts of interests are reported to the Chair of the NCG&C Committee. Members of the NCG&C Committee are required to be particularly vigilant in reviewing and approving conflicts of interests.

Board Role in Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company.

Risk oversight begins with the Board and the Audit Committee. The Audit Committee is currently chaired by Barton S. Brundage. One member of the Audit Committee is considered to be independent under Exchange Act rules. See section entitled “Audit Committee Report” for further description of Audit Committee independence determinations.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements. The Audit Committee receives feedback from the external auditor with respect to certain financial accounting and internal control risks.

Management and third-party consultants perform ongoing internal control testing and assessments. Management also provides reliable and timely information to the Board regarding the Company’s effectiveness in identifying and appropriately controlling risks. Annually, management presents to the Audit Committee a report summarizing the review of the Company’s methods for identifying and managing risks. At least quarterly, management and the Audit Committee review the Company’s risk management program with the Board.

The Company also has a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board and the Audit Committee. The Company’s risk management framework is designed to:

•	provide that risks are identified, monitored, reported and quantified properly;

•	define and communicate the types and amount of risk that the Company is willing to take;

•	communicate to the appropriate management level the type and amount of risk taken;

•	maintain a risk management program that is independent of the risk-taking activities; and

•	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

NOMINATING, CORPORATE GOVERNANCE
AND COMPENSATION COMMITTEE

The current members of the NCG&C Committee are Nicole J. Champine (Chair), Paul J. Hickey, and Kelli C. Kast. The current members of the NCG&C Committee are not considered to be independent directors within the meaning of NI 58-101. The Board determined that Ms. Champine is not independent based upon her employment with an affiliate of Synchron, the Company’s majority shareholder. The Board determined that Mr. Hickey is not independent based upon his position as, among other things, a consultant to a subsidiary of the Company. The Board determined that Ms. Kast is not independent based upon her position as an executive officer of the Company and prior role as a consultant to a subsidiary of the Company. The NCG&C Committee met four times during the fiscal year ended December 31, 2023.

NCG&C Committee Charter

The NCG&C Committee is governed by a charter which sets forth the NCG&C Committee functions, which are, among other things, to establish procedures for the director nomination process and recommend nominees for election to the Board; to develop and periodically review the effectiveness of the Board’s corporate governance guidelines; and to determine and recommend to the independent members of the Board the base salaries and annual incentive awards, including cash and any equity-based incentive awards for the CEO, and where applicable, in consultation with the CEO, for other senior officers, on an annual basis. The NCG&C Committee Charter is available on the Company’s website at www.rareelementresources.com.

Board Nominating Procedures

The NCG&C Committee believes that candidates for the Board should have (i) the ability to exercise objectivity and independence in making informed business decisions; (ii) extensive knowledge, experience and judgment; (iii) integrity; (iv) loyalty to the interests of the Company and its shareholders; (v) a willingness to devote the extensive time necessary to fulfill a director’s duties; (vi) the ability to contribute to the diversity of perspectives present in board deliberations; and (vii) an appreciation of the role of the Company in society. The NCG&C Committee considers candidates meeting these criteria who are suggested by directors, management, shareholders and search firms hired to identify and evaluate qualified candidates. Please see the section captioned “Proposal No. 1: Election of Directors – Director and Nominee Experience and Qualifications” for further information on board qualification criteria.

Shareholders may submit recommendations in writing by a letter addressed to the CEO of the Company or the Chair of the NCG&C Committee. The NCG&C Committee will carefully consider each shareholder recommendation, evaluating each shareholder-recommended candidate for director under the same standards as candidates identified by any other method.

Gender Diversity on the Board

The NCG&C Committee and the Board do not currently have a formal policy with regard to the consideration of gender diversity in identifying director nominees. While the Board recognizes the benefits of diversity and inclusion at all levels within its organization, it does not currently have any targets, rules or formal policies that specifically require the identification, consideration, nomination or appointment of female board nominees or candidates for executive management positions or that would otherwise force the composition of the Board or the Company’s executive management team. Board nominations and appointments are assessed solely based upon the merits of the candidates, in the context of the skills, experience and independence which the Board requires in order to be effective; however, the NCG&C Committee encourages candidate diversity, including gender diversity, in the process of identifying and vetting all candidates. When searching for candidates for senior management positions, the Board focuses on attracting and retaining experienced and highly skilled individuals who can add value to its business, while also encouraging diversity.

Currently, the Company has two female Board members, and one female executive officer. There are two female director nominees, who if elected, would compose two of the seven members of the Board. The NCG&C Committee may consider the introduction of a formal policy regarding diversity and inclusion in the future.

Term Limits and Board Composition

The NCG&C Committee and the Board do not currently have a formal policy with regard to director term limits or retirement age in connection with individuals nominated for election as it does not believe that such policies would be in the best interests of the Company. The Company operates in a unique industry, making it difficult to find qualified directors with the appropriate background and experience, and the introduction of a director term limit or retirement policy would impose further difficulty. Notwithstanding the foregoing, the NCG&C Committee annually reviews and makes recommendations regarding the size, composition, operation, practice and tenure policies of the Board, with a view to effective oversight and decision making. The NCG&C Committee believes that when selecting candidates to serve on the Board, it is in the best interests of the Company to consider the diversity of experience of the Board and review candidates who possess a range of skills, expertise, personality, education, background and other qualities for nomination. The Board strives to achieve a balance between the desirability to have a depth of experiences from its members and the need for renewal and new perspectives. The NCG&C Committee assesses the effectiveness of this approach as part of its annual review of its charter.

The NCG&C Committee reviews the size of the Board annually. The Board must have enough directors to carry out its duties efficiently, while presenting a diversity of views and experience. The Board believes that the current size of seven members best serves the Company’s needs in the fiscal year to come. The NCG&C Committee recommended to the Board all the nominees for directors in this Circular.

Pursuant to and subject to the terms and conditions of the Investment Agreement, Synchron has the right to designate three directors for appointment or election to the Board, where the Board is comprised of seven directors following such appointment or election.

Compensation Functions

The NCG&C Committee is responsible for reviewing and making recommendations to the Board regarding the Company’s compensation policies and programs as well as salary and benefit levels for individual executive officers. The Board, in turn, gives final approval on compensation matters. The NCG&C Committee does not and cannot delegate its authority to determine and recommend director and executive officer compensation.

AUDIT COMMITTEE REPORT

The Company has a separately designated, standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Under Canadian securities laws, the Company is required to have an audit committee comprised of not less than three directors. Two of three members of the Audit Committee must meet the independence requirements imposed by applicable Canadian securities law and therefore must not be executive officers, employees or control persons of the Company or an affiliate of the Company. The Company’s current Audit Committee consists of Barton S. Brundage (Chair), Gerald W. Grandey and Craig S. Bartels. See “Proposal No. 1—Election of Directors—Director and Nominee Experience and Qualifications” for biographical information and the experience of Messrs. Brundage, Grandey and Bartels. The Audit Committee’s functions are to oversee the accounting and financial reporting process and the audit of the annual financial statements of the Company. The Audit Committee met five times during the fiscal year ended December 31, 2023.

Audit Committee Charter

The Audit Committee, under the guidance of the Audit Committee Charter approved by the Board, assists the Board in fulfilling its oversight responsibilities by reviewing (i) the financial statements, reports and other information provided to shareholders, regulators and others; (ii) the independent auditor’s qualifications, independence and performance; (iii) the internal controls that management and the Board have established; (iv) the audit, accounting and financial reporting processes generally; (v) risk management program completeness and effectiveness; and (vi) compliance by the Company with legal and regulatory requirements. The text of the Audit Committee’s Charter is appended to this Circular as Appendix “A” and is also available on the Company’s website at www.rareelementresources.com.

Independence

The Board has determined that one of the members of the Company’s Audit Committee is independent within the meaning of NI 52-110. The Company’s prior Audit Committee member, David Roberts, retired from the Board as of April 4, 2024, and his vacated position was filled by Craig Bartels, who is not independent due to his relationship with an affiliate of Synchron. As such, the Audit Committee was no longer comprised of two independent members. Pursuant to Section 6.1.1(6) of NI 52-110, as a result of the retirement of Mr. Roberts from the Board and the Audit Committee, the Company is exempt until October 4, 2024 from the requirement to have a majority of the Audit Committee comprised of independent directors. The Board has since identified a director nominee, Ms. Saxton, who is independent and qualifies as an “audit committee financial expert” (as defined under Item 407 of the Regulation S-K). The Board will appoint Ms. Saxton to the Audit Committee following the Meeting if duly elected. As a result, the Audit Committee will be comprised of two independent members within the exemption period.

Audit Committee Financial Expert

The Board has determined that Barton S. Brundage, Chair of the Audit Committee, satisfies the requirement of an “audit committee financial expert,” as defined under Item 407 of the Regulation S-K, and each of Messrs. Brundage, Grandey and Bartels is “financially literate” within the meaning thereof set forth in NI 52-110.

Audit Committee Oversight

Since the commencement of the fiscal year ended December 31, 2023, the Audit Committee has not made any recommendations to nominate or compensate an external auditor which were not adopted by the Board.

Audit Committee Report

The Audit Committee has reviewed and discussed with the Company’s management the Company’s audited consolidated balance sheet at December 31, 2023 and consolidated statements of operations and comprehensive loss, cash flows and shareholder’s equity for the fiscal year ended December 31, 2023.

The Audit Committee has discussed with Haynie & Company (“Haynie”) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from Haynie required by the applicable requirements of the PCAOB regarding Haynie’s communications with the Audit Committee concerning independence and has discussed with Haynie its independence.

Based on the financial statement review, discussions with Haynie and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s financial statements for the fiscal year ended December 31, 2023 and the related management’s discussion and analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Submitted on behalf of the Audit Committee,

BARTON S. BRUNDAGE (Chair)
GERALD W. GRANDEY
CRAIG S. BARTELS

Pre-Approval Policies and Procedures

In accordance with the Audit Committee Charter, the Audit Committee’s responsibilities and powers include pre-approval of permitted non-audit services performed for the Company by the Company’s auditor, subject to any de minimis exception under Section 10A(i)(1)(B) of the Exchange Act any rules promulgated thereunder. Consistent with applicable laws, other than audit, review or attestation services, all other services provided by the Company’s auditor are to be pre-approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided that the Audit Committee is informed of each particular service. All of the engagements and fees discussed below under the heading “Audit, Audit-Related, Tax, and Other Fees” for the fiscal years ended December 31, 2023 and 2022 were pre-approved by the Audit Committee.

Since the commencement of the Company’s most recently completed financial year, the Audit Committee has not made any recommendations to nominate or compensate an external auditor which were not adopted by the Board of the Company.

Audit, Audit-Related, Tax, and Other Fees

On July 29, 2022, BDO USA, LLP (“BDO”) resigned as the independent registered public accounting firm of the Company, with BDO’s resignation becoming effective with the filing of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2022. As a result of this resignation, on September 27, 2022, the Company announced that it had engaged Haynie as the new independent registered public accounting firm of the Company.

The following table sets forth the aggregate fees billed or expected to be billed by Haynie for professional services rendered in connection with the fiscal years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees	$90,000	$70,000
Audit Related Fees	5,500	—
Tax Fees	—	—
All Other Fees	—	—
Total	$95,500	$70,000

“Audit Fees” represent fees for the audit of the Company’s annual financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” represent fees for professional services.

“Tax Fees” represent fees for professional services rendered for tax compliance, tax advice and tax planning on actual or contemplated transactions.

“All Other Fees” consist of fees for products and services other than the services reported above.

SUMMARY COMPENSATION TABLE

Set out below is a summary of compensation paid to the Company’s NEOs during the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Brent D. Berg (3)	2023	$250,000	$100,000	$—	$7,320	$357,320
Former President and CEO	2022	$41,666	$60,000	$107,725	$10,095	$219,486
Wayne E. Rich (4)	2023	$240,000	$65,000	$43,791	$—	$348,791
Chief Financial Officer	2022	$164,557	$50,000	$142,186	$—	$356,743

(1)	The grant date fair value of option-based awards is determined by using the Black-Scholes option valuation model based on assumptions for the risk-free interest rate, expected dividend yield, expected volatility of the Common Shares, and expected life of the options set forth in Notes 3 and 9 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.

(2)	Other compensation includes the reimbursement of $7,320 and $10,095 in relocation expenses for Mr. Berg.

(3)	Mr. Berg was appointed as the President and Chief Executive Officer of the Company on November 1, 2022. On January 2, 2024, Mr. Berg notified the Company of his decision to resign as the President and Chief Executive Officer of the Company, effective as of April 2, 2024, unless sooner terminated by the Company. Such resignations took effect on March 20, 2024, as the Company and Mr. Berg had agreed on March 14, 2024.

(4)	Mr. Rich was appointed as the Chief Financial Officer of the Company on March 28, 2022.

Narrative Discussion of Compensation and Plan-Based Awards

Employment Agreements

The Company has historically maintained employment agreements with its executive officers. The material terms of prior employment agreements have included (a) employment for an indefinite term unless employment is terminated as provided in the agreement; (b) severance arrangements, including upon a change in control; (c) a base salary; and (d) participation in the stock option plans of the Company (as described below), the incentive bonus, and the Company’s benefit plans as are from time to time available to executive officers of the Company. As of December 31, 2023, the Company had two employment agreements in effect.

Brent D. Berg

Mr. Berg had an employment agreement with the Company beginning on November 1, 2022 (the “Berg Employment Agreement”). Pursuant to the terms of the Berg Employment Agreement, (i) Mr. Berg’s initial annual base salary was $250,000; (ii) Mr. Berg was paid by December 1, 2022 a one-time signing bonus of $60,000, which had to be repaid to the Company if Mr. Berg had terminated his employment for convenience on or before November 1, 2023; (iii) Mr. Berg was reimbursed for up to $20,000 in certain actual, documented relocation expenses; (iv) Mr. Berg was eligible to receive an annual performance bonus and such long-term incentive awards as determined by the Board; and (v) Mr. Berg was eligible to participate in the employee benefit programs, if offered, of the Company.

Pursuant to the terms of the Berg Employment Agreement, Mr. Berg was entitled to separation benefits in the event that his employment were terminated by the Company without “cause” or by Mr. Berg for “good reason” (in each case, as defined in the Berg Employment Agreement) due to certain reasons, including a material change in title or duties, a material reduction in compensation, a material breach of the Berg Employment Agreement by the Company or the failure by the Company to maintain reasonable directors and officers liability insurance acceptable to the Board, in each case which the Company had failed to cure. The severance payment to be received by Mr. Berg upon termination under the circumstances described above was to be equal to one year of Mr. Berg’s base salary in effect on the date of termination and paid to Mr. Berg in a lump sum 60 days after the date of such termination, provided that Mr. Berg had been with the Company for at least two years. In addition, Mr. Berg’s equity incentive awards would vest as of the date of termination, provided that Mr. Berg executed a general release of claims.

On January 2, 2024, Mr. Berg notified the Company of his decision to resign as the President and Chief Executive Officer and as a director of the Company, in each case effective as of April 2, 2024, unless sooner terminated by the Company. Such resignations took effect on March 20, 2024, as the Company and Mr. Berg had agreed on March 14, 2024. Also on March 14, 2024, the Board appointed (i) Ms. Kast, a current director of the Company, as the interim President and Chief Executive Officer of the Company, in each case effective as of March 20, 2024, and (ii) Mr. Mushinski as the President and Chief Executive Officer and as a director of the Company, in each case effective as of May 1, 2024.

Wayne E. Rich

Mr. Rich has had an employment agreement with the Company since March 28, 2022 (the “Rich Employment Agreement”). Pursuant to the terms of the Rich Employment Agreement, (i) Mr. Rich’s initial annual base salary was $215,000 and is subject to adjustment at the Company’s discretion; (ii) Mr. Rich will be eligible to receive an annual performance bonus and such long-term incentive awards as may be determined by the Board; and (iii) Mr. Rich will be eligible to participate in the employee benefit programs, if offered, by the Company.

Additionally, Mr. Rich is entitled to separation benefits in the event that his employment is terminated by the Company without “cause” or by Mr. Rich for “good reason” (in each case, as defined in the Rich Employment Agreement) due to certain reasons, including a material change in title or duties, a material reduction in compensation, a material geographic relocation, or a material breach of the Rich Employment Agreement by the Company, in each case which the Company has failed to cure. The severance payment to be received by Mr. Rich upon termination under the circumstances described above will be equal to one year of Mr. Rich’s base salary in effect on the date of termination and paid to Mr. Rich in a lump sum 60 days after the date of such termination. In addition, Mr. Rich’s equity incentive awards will vest automatically upon such termination.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the outstanding option awards held by the NEOs of the Company as of December 31, 2023.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Brent D. Berg	83,333	166,667	(1)	$0.45	11/1/2032
Wayne E. Rich	62,500	62,500	(2)	$0.38	1/4/2033
	41,667	83,333	(3)	$1.20	3/28/2032

(1)	The options vest and become exercisable as follows: 83,333 on November 1, 2024, and 83,334 on November 1, 2025.
(2)	The options vest and become exercisable as follows: 62,500 on January 4, 2024.
(3)	The options vest and become exercisable as follows: 41,666 on March 28, 2024, and 41,667 on March 28, 2025.

POTENTIAL PAYMENTS UPON TERMINATION

Pursuant to the employment agreements with Mr. Berg and Mr. Rich, each NEO is or was entitled to separation benefits in the event that his employment is or was terminated by the Company without “cause” or by such NEO for “good reason” (in each case, as defined in the applicable employment agreement) due to certain reasons, including a material change in title or duties, a material reduction in compensation, a material geographic relocation, or a material breach of such employment agreement by the Company, in each case which the Company has or had failed to cure. The separation benefits to be received by such NEO upon termination under the circumstances described above must equal such NEO’s base salary in effect on the date of termination (provided that, in the case of Mr. Berg, he had been with the Company for at least two years). The separation benefits are not or were not contingent upon any change in control and are or were to be paid to such NEO in a lump sum 60 days after the date of such termination. In addition, such NEO’s equity incentive awards vest automatically upon such termination.

The table below sets out the estimated payments made to Messrs. Berg and Rich on a qualifying termination without cause, assuming termination took place pursuant to each person’s respective employment agreement on December 31, 2023:

Name	Base Salary	Total
Brent D. Berg (1)	$0	$0
Wayne E. Rich	$240,000	$240,000

(1)	Pursuant to Mr. Berg’s employment agreement, no payment of separation benefits would have been owed to him upon a qualifying termination without cause on December 31, 2023 because he had not been with the Company for at least two years as of that date. Because Mr. Berg’s resignation as of April 2, 2024 was not due to a qualifying event, the resignation did not result in the payment of any separation benefits, and Mr. Berg is no longer entitled to any such payment.

PAY VERSUS PERFORMANCE DISCLOSURE

The following pay versus performance disclosure is required by rules adopted by the SEC in the fall of 2022. The disclosure required for smaller reporting companies consists of a Pay Versus Performance (“PvP”) Table and reconciliation of the information reported in the table. The SEC believes this disclosure will help shareholders better evaluate the link between executive pay and performance, both for the Company on a stand-alone basis and as compared to other publicly traded companies.

The PvP Table is highly regulated and requires pay disclosures that are significantly different than what we have customarily provided in the Summary Compensation Table (“SCT”) and the other executive compensation tables in prior years. The table currently provides SEC mandated compensation data for fiscal years 2021, 2022 and 2023 for our NEOs, along with certain financial performance measures. In reviewing the table, our shareholders should note the following:

•	The amounts in columns (b) and (d) of the table are taken from or derived directly from the total compensation paid to the relevant NEOs as reported in this year’s or prior years’ SCT;

•	The Compensation Actually Paid (“CAP”) totals in columns (c) and (e) represent a new type of compensation disclosure mandated by the SEC, the intent of which is to try and isolate the amount of compensation earned by the relevant NEO(s) in each year. To calculate CAP, we are required to start with the totals for that year as reported in the SCT, deduct the SCT values for stock and option awards, and then add back amounts for new and previously outstanding stock and option awards in a manner mandated by the SEC. The disclosure and calculations are complex and can be confusing, and the amounts determined in accordance with the rules often bear no relation to the money or the economic value received or monetized by a particular NEO in the given year. We therefore caution that the term CAP should not be read literally and does not actually reflect the “take home” amounts received by our NEOs in a given year; and

•	The SEC rules require that we include in the PvP Table information regarding our U.S. GAAP net loss results (as reported in column (g)). U.S. GAAP net loss was not a performance metric in any of our compensation programs and did not affect the compensation awarded to our NEOs for the years covered by the PvP Table. We are nonetheless required to include such information in the table, and we urge our investors to keep in mind that U.S. GAAP net loss was not a factor in the determination of the amounts of pay awarded to or realized by our NEOs and the NCG&C Committee did not consider the pay versus performance measure when making its incentive compensation decisions.

The following table sets forth information concerning the compensation of our principal executive officers, or “PEOs,” and the compensation of our other non-PEO NEO, for each of the years ended December 31, 2023, 2022 and 2021, as such compensation relates to our financial performance for each year.

Pay Versus Performance Table

Year	SCT Total for PEO (Scott)	SCT Total for PEO (Berg)	CAP to PEO (Scott)	CAP to PEO (Berg)	SCT Total for Non-PEO NEOs	CAP to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Loss (dollars in thousands)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)
2023	$—	$357,320	$—	$330,106	$348,791	$331,787	$66.79	$(8,996)
2022	$1,138,805	$219,486	$416,253	$202,569	$356,743	$258,872	$30.71	$(9,426)
2021	$861,795	$—	$646,501	$—	$—	$—	$116.28	$(5,402)

1.	Randall J. Scott was the Company’s PEO through November 1, 2022. Mr. Berg was appointed the PEO on November 1, 2022. The following table contains a reconciliation of the amounts reflected in the SCT for each of Messrs. Scott and Berg for each year covered in the PvP Table (as reported in column (b) above) as compared to the CAP to each of Messrs. Scott and Berg for each such covered year (as reported in column (c) above).

	Mr. Scott		Mr. Berg
	2022	2021	2022	2023
SCT totals for PEOs for the covered year	$1,138,805	$861,795	$219,486	$357,320
Less: Stock awards as reported in the SCT for the covered year	$(682,490)	$(556,795)	$(107,725)	$—
Plus: Fair value of stock awards granted during the covered fiscal year - valued at year-end	$179,119	$291,579	$90,808	$—
Plus (Minus): Change in fair value of stock awards granted in a prior fiscal year that vested during the covered year	$(219,182)	$34,486	$—	$(6,343)
Plus (Minus): Change in fair value of stock awards granted in a prior fiscal year that were unvested at the end of covered year	$—	$15,455	$—	$(20,871)
Compensation Actually Paid to the PEOs for the covered year	$416,253	$646,501	$202,569	$330,106

2.	The following table contains a reconciliation of the amounts reflected in the SCT for the Company’s non-PEO NEO for each year covered in the PvP Table above (as reported in column (d) above) as compared to the CAP to the non-PEO NEO for each such covered year (as reported in column (e) above). The Company did not have a non-PEO NEO in fiscal year 2021. The Company’s non-PEO NEO whose compensation is used to calculate the amounts in the PvP Table above for fiscal years 2022 and 2023 is Mr. Rich.

	2022	2023
SCT total for non-PEO NEO for the covered year	$356,743	$348,791
Less: Stock awards as reported in the SCT for the covered year	$(142,315)	$(43,791)
Plus: Fair value of stock awards granted during the fiscal year that were unvested at the end of the fiscal year	$44,315	$12,423
Plus: Fair value of stock awards granted during the fiscal year that vested in the fiscal year	$—	$32,663
Plus (Minus): Change in fair value of stock awards granted in a prior fiscal year that vested during the covered year	$—	$(5,320)
Plus (Minus): Change in fair value of stock awards granted in a prior fiscal year that were unvested at the end of covered year	$—	$(12,979)
Compensation Actually Paid to the non-PEO NEO for the covered year	$258,872	$331,787

Analysis of the Information Presented in the Pay Versus Performance Table

Because we are a pre-production stage mining company, we did not generate any revenues from continuing operations during the periods presented. Consequently, we have not historically focused on net income (loss) as a performance measure for our executive compensation programs and as noted above, the NCG&C Committee does not consider the pay versus performance measure when making its incentive compensation decision.

From 2022 to 2023, our net loss decreased by approximately $0.4 million, decreasing from approximately $9.4 million in 2022 to approximately $9.0 million in 2023, due in large part to the receipt and recognition of $2.0 million in grant income under the WEA grant funding agreement. During this same period, the CAP to our PEOs decreased, falling from $618,822 in 2022 to $330,106 in 2023.

The following charts illustrate, across the years covered in the PvP Table, the relationships between CAP to our PEOs and non-PEO NEO and total shareholder return and net loss, as applicable, over those same periods.

DIRECTOR COMPENSATION

During 2023, non-employee directors other than the Chairman and the Synchron director designees received annual compensation of $16,000 paid pro rata on a quarterly basis. The Chairman received annual compensation of $40,000 and the chair of each of the two standing committees received an additional annual compensation of $11,000 for the Audit Committee and $7,000 for the NCG&C Committee. The non-Synchron directors of the Company are encouraged to hold Common Shares, thereby aligning their interests with those of the shareholders. The Synchron director designees elected not to receive any director compensation, including stock options.

The following table sets forth information regarding the compensation received by each of the Company’s non-employee directors during the fiscal year ended December 31, 2023:

Director Compensation

	Fees earned ($)	Option awards	All other compensation	Total
Name	($)	($)(5)	($)	($)
Gerald W. Grandey	40,000	105,099	—	145,099
Barton S. Brundage (1)	—	—	—	—
Nicole J. Champine (1)	—	—	—	—
Paul J. Hickey (2)	5,720	17,516	—	23,236
Kelli C. Kast (3)	16,000	—	—	16,000
David I. Roberts (1)	—	—	—	—
Lowell A. Shonk (4)	17,346	70,066	—	87,412

(1)	Synchron’s director designees on the Board, Ms. Champine and Messrs. Brundage and Roberts elected not to receive any director compensation, including stock options.
(2)	Mr. Hickey was elected as a director on August 22, 2023.
(3)	Ms. Kast was elected as a director on August 23, 2022. In addition to her director’s compensation, Ms. Kast was paid $325,000 in consulting fees during fiscal year 2023 for her service as a consultant to Rare Element Resources, Inc., a subsidiary of the Company. In 2023, Ms. Kast also received stock options with a grant date fair value of $78,824 in connection with her service as a consultant to Rare Element Resources, Inc. Ms. Kast will not be standing for re-election as a director of the Company at the Meeting.
(4)	Mr. Shonk’s term as a director of the Company ended on August 22, 2023.
(5)	The amounts in this column represent the grant date fair value of option awards determined by using the Black-Scholes option valuation model based on assumptions for the risk-free interest rate, expected dividend yield, expected volatility of the Common Shares, and expected life of the options set forth in Notes 3 and 9 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the current or former directors, executive officers of the Company or the proposed nominees for election to the Board, nor any associate or affiliate of the foregoing persons, are or have been indebted to the Company since the beginning of the fiscal year ended December 31, 2023.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

For information with respect to securities of the Company authorized for issuance under the Company’s equity compensation plans please see “Part II—Equity Compensation Plan Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is available under the Company’s profile at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar.shtml and which is also available free of charge upon request to the Company.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company or any of the Board’s nominees for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, since the beginning of the Company’s last fiscal year in matters to be acted upon at the Meeting, other than the election of directors.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Cost Share Agreement with General Atomics

On November 30, 2021, the Company and General Atomics, a California corporation and an affiliate of Synchron (“General Atomics”), entered into a Cost Share Funding Assumption Agreement (the “Cost Share Agreement”) pursuant to which the Company agreed to assume and pay for certain costs incurred by General Atomics and the consortium for the design, construction, and operation of the Demonstration Plant near the Bear Lodge REE Project in Upton, Wyoming.

As previously discussed, in January 2021, the DoE announced that a consortium of companies, which includes the Company, led by General Atomics, an affiliate of Synchron, and certain of its affiliates, and LNV, an Ardurra Group, Inc. company, as engineering and construction subcontractor, was selected for a potential financial award in the amount of $21.9 million for the engineering, construction and operation of the Demonstration Plant. The DoE award was finalized through a cooperative agreement dated October 1, 2021 (the “Cooperative Agreement”) between General Atomics and the DoE with respect to the engineering, permitting, licensing, construction, and operation of the Demonstration Plant. The Cooperative Agreement provides that up to approximately $43.8 million in allowable costs for the Demonstration Plant will be funded on a cost-share basis, 50% by the DoE and 50% by a non-federal entity.

Pursuant to the terms of the Cost Share Agreement, the Company is obligated to make payments totaling $21.9 million to General Atomics, as leader of the consortium, for its share of the assumed costs for the Demonstration Plant, $15.7 million of which had been paid through December 31, 2023.

The term of the Cost Share Agreement will continue until the date of completion of the Demonstration Plant, unless terminated earlier by either party. Either party may terminate the Cost Share Agreement immediately upon written notice to the other party if any of the following events occurs: (a) the Cooperative Agreement is terminated for any reason prior to the completion of the Demonstration Plant; (b) the other party commits a material breach of its obligations under the Cost Share Agreement and fails to cure such breach within 30 days; or (c) the other party makes an assignment for the benefit of its creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, or commences any insolvency or bankruptcy proceedings. Upon any early termination of the Cost Share Agreement, the Company must pay for all costs incurred by or on behalf of General Atomics to wind down the Demonstration Plant other than any allowable costs for such wind-down paid for by the DoE.

Professional Services Agreement with Ms. Kast

Ms. Kast has served as Vice, President, General Counsel, and Chief Administrative of the Company since July 1, 2024 and as a Board member since August 2022. From June 2015 to June 30, 2024, Ms. Kast was a consultant to Rare Element Resources, Inc., a subsidiary of the Company. From July 2012 to May 2015, Ms. Kast served as the Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary of the Company. On February 17, 2021, Rare Element Resources, Inc. entered into an updated professional services agreement, effective as of March 1, 2021, with Ms. Kast (the “Professional Services Agreement”) that was extended on an annual basis and was terminated effective as of June 30, 2024 in connection with her appointment as Vice President, General Counsel, and Chief Administrative Officer of the Company effective as of July 1, 2024. Pursuant to the Professional Services Agreement, Ms. Kast performed business consulting and administrative oversight services for Rare Element Resources, Inc. and the Company. The Professional Services Agreement provided that Ms. Kast would be paid a monthly retainer and would be eligible for an annual performance bonus at the discretion of the Board. For the fiscal years 2023 and 2022, Ms. Kast was paid monthly retainers of $20,208 and $19,250, respectively, and received cash bonuses of $82,500 and $75,000, respectively. Ms. Kast’s monthly retainer was adjusted to $21,250 in 2024.

Ms. Kast is also eligible for stock option grants pursuant to the Company’s equity incentive plan and as approved by the Board. On January 4, 2023, and January 5, 2022, Ms. Kast received stock option grants of 225,000 and 500,000, respectively, that vested (i) 50% each on July 4, 2023, and January 4, 2024 for the 2023 grant, and (ii) 50% each on July 5, 2022, and January 5, 2023 for the 2022 grant.

Legal and Consulting Arrangements with Mr. Hickey

In June 2022, Mr. Hickey was retained as a consultant to Rare Element Resources, Inc., a subsidiary of the Company, and was paid a monthly retainer of $5,000 during fiscal years 2023 and 2022 for business and community relations services. Mr. Hickey serves as an advisor to affiliates of Synchron, the Company’s majority shareholder, in several capacities, including as registered agent in the state of Wyoming. Mr. Hickey’s monthly retainer with Rare Element Resources, Inc. was adjusted to $6,000 in 2024. Prior to his retirement as a partner of Hickey & Evans, LLP, he served as counsel to General Atomics (an affiliate of Synchron) and certain of its affiliates for various matters from 1980 through 2022.

Mr. Hickey is also eligible for stock option grants pursuant to the Company’s equity incentive plan and as approved by the Board. On January 4, 2023, Mr. Hickey received a stock option grant of 50,000 that vested (i) 50% on July 4, 2023 and (ii) 50% on January 4, 2024.

MANAGEMENT CONTRACTS

No management functions of the Company are, to any substantial degree, performed by a person or company other than the directors or executive officers of the Company, in their roles as such.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

The Company’s written corporate governance policies generally discourage transactions involving a potential conflict of interest. The NCG&C Committee is generally responsible for overseeing compliance with the Company’s corporate governance policies, which require that transactions that could reasonably be considered to present a conflict of interest be reported to the NCG&C Committee. However, the Audit Committee is responsible for overseeing compliance with the Code of Conduct contained in the Company’s corporate governance policies. Specifically, the Audit Committee is responsible for reviewing and overseeing any transaction or contract exceeding or likely to exceed $120,000 involving the Company and a related party, including transactions subject to disclosure under Item 404 of Regulation S-K. Generally, in reviewing such transactions, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to each determination.

Except for the Cost Share Agreement with General Atomics, the Professional Services Agreement with Ms. Kast and the legal and consulting arrangements with Mr. Hickey referenced above, there are no material interests, direct or indirect, of any of the current directors, executive officers, or any shareholder that beneficially owns, directly or indirectly, more than 5% of the outstanding Common Shares, or immediate family members of such persons, in any transaction since January 1, 2022 or in any proposed transaction in which the amount involved exceeded $120,000.

GENERAL MATTERS

It is not known whether any other matters will come before the Meeting other than those set forth above and in the Notice of Meeting, but if any other matters do arise, the person named in the Proxy intends to vote on any poll, in accordance with his or her best judgment, exercising discretionary authority with respect to amendments or variations of matters set forth in the Notice of Meeting and other matters which may properly come before the Meeting or any adjournment of the Meeting.

SHAREHOLDER PROPOSALS

Under the BCA, the statute under which the Company is incorporated, shareholder proposals, including director nominees, must be received at the registered office of the Company at least three months before the anniversary of the previous year’s annual general meeting. Under Rule 14a-8(e) of Regulation 14A to the Exchange Act, subject to certain exceptions, shareholder proposals must be received at the Company’s principal executive offices not less than 120 calendar days before the one-year anniversary of the Company’s release to shareholders of its management information and proxy circular in connection with the previous year’s annual meeting of shareholders. Because the shareholder proposal deadline under the BCA is more stringent for the Company and more favourable for shareholders, the Company will abide by it. Accordingly, to be eligible for inclusion in the Company’s management information and proxy circular for the 2025 annual meeting of shareholders of the Company, shareholder proposals prepared in accordance with applicable laws must be received at the Company’s registered office on or before May 20, 2025.

Advance Notice Policy

The Board adopted an advance notice policy (the “Advance Notice Policy”) on November 7, 2012. The purpose of the Advance Notice Policy is to (i) facilitate an orderly and efficient annual general or, where the need arises, special meeting process, (ii) ensure that all shareholders receive adequate notice of the director nominations and sufficient information regarding all director nominees, and (iii) allow shareholders to register an informed vote after having been afforded reasonable time for appropriate deliberation.

The Advance Notice Policy, among other things, includes a provision that requires advance notice to the Company in certain circumstances where nominations of persons for election to the Board are made by shareholders of the Company. The Advance Notice Policy fixes a deadline by which director nominations must be submitted to the Company prior to any annual or special meeting of shareholders and sets forth the information that must be included in the notice to the Company for the notice to be in proper written form.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 days nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders, which is not also an annual meeting, called for the purpose of electing directors (whether or not called for other purposes), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. The full text of the Advance Notice Policy is available under the Company’s profile at www.sedarplus.ca.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership of our equity securities on Form 3 and reports of changes in ownership on Form 4 or Form 5, as appropriate. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of such forms furnished to the Company, we believe that for the fiscal year ended December 31, 2023, all required reports were filed on a timely basis under Section 16(a).

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

U.S. regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit the Company and brokerage firms to send one annual report and proxy statement to multiple shareholders who share the same address under certain circumstances. Shareholders who hold their Common Shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a shareholder wishes to revoke such a consent previously provided to a broker, the shareholder must contact the broker to revoke the consent. In any event, if a shareholder wishes to receive a separate Circular and accompanying materials for the Meeting or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the shareholder may receive copies by contacting the Corporate Secretary of the Company at P.O. Box 271049, Littleton, Colorado 80127. Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner. Persons holding Common Shares through a broker can request a single copy by contacting the broker.

BOARD APPROVAL

The contents of this Circular have been approved and its mailing authorized by the Board.

DATED at Littleton, Colorado, the 8th day of July, 2024.

ON BEHALF OF THE BOARD

KENNETH J. MUSHINSKI
President, Chief Executive Officer and Director

APPENDIX “A”

Audit Committee Charter

(Revised June 20, 2024)

The Board of Directors (the “Board”) of Rare Element Resources Ltd. (the “Corporation”) has established an Audit Committee (the “Committee”) to fulfill the Board’s oversight responsibilities in reviewing and overseeing:

•	the integrity and adequacy of the Corporation’s financial statements reporting;

•	the effectiveness of the Corporation’s internal controls over accounting, computer systems, cybersecurity, and financial reporting;

•	the accounting policies and procedures adopted by management;

•	the Corporation’s compliance with legal and regulatory requirements related to financial reporting;

•	the Corporations establishment of a Code of Ethics and procedures relating to treatment of complaints and monitor compliance thereof;

•	the independent auditor’s qualifications and independence;

•	assessing the performance of the Corporation’s financial management and of the independent auditor; and

•	the Enterprise Risk Management (“ERM”) assessment, analysis, and tracking.

COMPOSITION

The Committee shall be comprised of at least three members of the Board, with at least two of whom shall be independent as defined in National Instrument 52-110 - Audit Committees of the Canadian Securities Administrators, and any other applicable laws and regulations. To serve, a director must be financially literate (or become so within a reasonable period of time after appointment) and a minimum of one member must qualify as an Audit Committee Financial Expert as defined by applicable laws and regulations and who shall serve as Chair of the Committee. Committee members shall serve until their successors are duly elected or upon removal, with or without cause, by the Board and any vacancy shall be filled by the Board. A majority of members shall constitute a quorum for the transaction of business.

PROCESS

The Committee shall meet at a minimum quarterly and on such other occasions as may be required. Meeting agendas shall be set by the Chair of the Committee in consultation with management. At the Committee’s discretion, the independent auditors may be invited to attend the meetings and to engage with the Committee at these meetings without management present. The Committee will undertake an annual review of this Charter and recommend such changes, amendments, and additions, as in its opinion, are required or appropriate to the Board.

In the performance of its duties and responsibilities, the Committee shall have access to any and all personnel and books and records of the Corporation and its subsidiaries necessary for the execution of the Committee’s obligations and may request from the officers of the Corporation or any of its subsidiaries such records and other matters considered appropriate. The Committee shall also have the ability to form subcommittees and delegate tasks to those subcommittees.

The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its responsibilities that the Committee deems, in its sole discretion, to be appropriate and have the authority to retain independent counsel, consultants or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention.

SPECIFIC DUTIES

The Committee, in fulfilling its oversight responsibilities, shall have the authority to and shall do the following:

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Annual Duties:

a)	review the annual financial statements and Management Discussion and Analysis in Form 10-K and make recommendations to the Board with respect thereto;

b)	Review and approve annual reports of the Committee for inclusion in the proxy circulars for the Corporation’s annual meetings;

c)	review with management the Corporation's privacy and cybersecurity risk exposure and the policies, procedures, and mitigation plans in place to protect the security and integrity of the Corporation's information systems and data at least annually;

d)	review with management the Corporation’s policies and practices respecting insurance at least annually;

e)	review at least annually the Corporation’s Business Conduct Policy, and Treatment of Complaints policy, and any other code of ethics adopted;

f)	review and evaluate at least annually the Corporation’s policies and procedures for maintaining and investing cash funds as detailed in the corporate investment policy and recommend changes to the Board as appropriate;

g)	recommend to the Board the appointment of the independent auditors and review and approve the terms of the audit engagement and the appropriateness of the proposed fee;

h)	review and approve the annual audit plan and engagement letter of the independent auditors, including the engagement of review services relating to the Company’s quarterly filings;

i)	evaluate the performance of, and confirm the independence of, the independent auditors;

Quarterly Duties:

j)	review and approve the quarterly financial statements and Form 10-Q for filing with the Securities and Exchange Commission;

k)	meet with the Corporation’s auditors to review audit, financial reporting, and other pertinent matters and to review their recommendations to, or disagreements with, management;

l)	review at least quarterly with management the Corporation’s ERM program, implementation, and assessments, including its ERM matrix or other tools used by management to assess the Corporation’s enterprise risks;

m)	oversee the adequacy and accuracy of the Corporation’s financial disclosures and obligations in consultation with the independent auditors and confirm appropriate disclosures thereof are set forth in the financial statements and other documents;

n)	review significant accounting policies and estimates including issues relating to asset valuations and liabilities, commitments and contingencies and review with management and the independent auditors and, if required, legal counsel, any litigation, claims or other contingencies, including tax assessments that could affect the financial position of the Corporation and the appropriate disclosure thereof in the financial statements;

o)	confirm, following discussions with and/or reports from management and the independent auditors, that the Corporation’s internal controls, financial systems and procedures, and management information systems are appropriate and that internal controls are in place and operating effectively;

Other Duties:

p)	consider the areas of financial risk affecting the Corporation and the effectiveness of management in response thereto, as well as any legal issues affecting financial procedures and reporting;

q)	review the Corporation’s financial press releases, if any, and reports, opinions, and reviews by the independent auditors, in each case to determine that the financial statements and related disclosures are satisfactory in form and substance to be included in the Corporation’s reports filed with the regulatory bodies having jurisdiction;

r)	review and monitor all related party transactions which may be entered into by the Corporation;

s)	review related party engagements and disclosures and recommend action to approve, or disapprove, following any conflict review;

t)	confirm that management has put into place procedures that facilitate compliance with the provisions of applicable securities laws and regulations relating to insider trading, continuous disclosure, and financial reporting;

u)	establish procedures for the confidential and anonymous receipt of, and the retention and treatment of reports received regarding accounting procedures, internal accounting controls or auditing matters, including oversight of financial and other whistleblower reports; and

v)	maintain representation on the Board established Investment Committee and report to the Board the actions of the Investment Committee.

REPORTING

Following each meeting of the Committee, the Chair of the Committee shall report to the Board the issues before the Committee and actions taken by the Committee or recommended to be taken by the Board.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V52844-P14832 For Against Abstain Yes No ! ! ! ! ! ! ! ! ! ! ! ! ! ! Interim Financial Statements ! ! ! ! Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. RARE ELEMENT RESOURCES LTD. 1. Election of Directors The Board of Directors recommends you vote FOR each of the nominees listed: 1b. Craig S. Bartels 1f. Kenneth J. Mushinski 1c. Barton S. Brundage 1e. Paul J. Hickey 1d. Nicole J. Champine 1a. Gerald W. Grandey 1g. Pamela L. Saxton The Board of Directors recommends you vote FOR the following proposal: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2. Appointment of Independent Registered Public Accounting Firm Appoint Haynie & Company to serve as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors. Annual Financial Statements Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. If you wish to appoint someone other than Gerald W. Grandey, Chairman of the Company, or Kenneth J. Mushinski, Director of the Company, as your proxy, please check box here. Please do not check box unless you want to exercise this option. For Withhold ! Yes No ! ! ! SCAN TO RARE ELEMENT RESOURCES LTD. P.O. BOX 271049 VIEW MATERIALS & VOTEw LITTLETON, COLORADO 80127 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, August 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, August 19, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V52845-P14832 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Circular and Annual Report are available at www.proxyvote.com. RARE ELEMENT RESOURCES LTD. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, AUGUST 20, 2024 Print the name of the person you are appointing if this person is someone other than Mr. Grandey or Mr. Mushinski. Appointment of Proxy: I/We, holder(s) of Common Shares of Rare Element Resources Ltd., hereby appoint(s): Gerald W. Grandey, Chairman, or failing him, Kenneth J. Mushinski, Director of the Company, as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder(s) in accordance with the direction on the reverse side (or if no directions have been given, according to the recommendations of the Board) and all other matters that may properly come before the Annual Meeting of Shareholders of Rare Element Resources Ltd. to be held at the Upton Community Center, 916 Ash Street, Upton, Wyoming 82730, on Tuesday, August 20, 2024 at 2:00 p.m., local time and at any adjournment or postponement thereof except as may be restricted by law. Notes to proxy 1. This proxy is being solicited on behalf of the Rare Element Resources Ltd. Board of Directors. 2. Every holder has the right to appoint some other person or company of his, her or its choice, who need not be a holder, to attend and act on his, her or its behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see above). 3. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees or executors), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 4. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 5. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by management to the holder. 6. The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors. 7. The securities represented by this proxy will be voted in favour or withheld/abstained from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 8. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof except as may be restricted by law. 9. This proxy should be read in conjunction with the accompanying documentation provided by management and the Board of Directors and is available online at www.proxyvote.com. Proxies submitted must be received by 11:59 PM (Eastern Time) on Monday, August 19, 2024. OR